UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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☐	Soliciting Material Under § 240.14a-12

The Finish Line, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 2, 2017

Dear Fellow Shareholder:

You are cordially invited to attend the 2017 Annual Meeting of Shareholders of The Finish Line, Inc., on Thursday, July 13, 2017, at 9:00 a.m. EDT, to be held at Finish Line Customer Central, 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235. Members of your Board of Directors and management look forward to greeting those shareholders who are able to attend.

The accompanying Notice and Proxy Statement describe the matters to be acted upon at the meeting. Pursuant to the rules of the Securities and Exchange Commission, we have elected to deliver our proxy materials to our shareholders over the Internet. On June 2, 2017, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and 2017 Annual Report to Shareholders. Shareholders who did not receive the Notice of Internet Availability of Proxy Materials will receive a copy of the Proxy Statement and Annual Report by mail.

It is important that your shares are represented and voted at the meeting. Whether or not you plan to attend the meeting, we urge you to vote promptly. You may vote your shares on the Internet at www.proxyvote.com. If you received the proxy materials by mail, you may either vote on the Internet at the website identified above, or by signing, dating, and mailing the enclosed Proxy Card in the accompanying self-addressed envelope. If you attend the meeting, you may withdraw your proxy and vote in person.

If your shares are held in the name of a bank, broker, or other nominee, please follow the instructions on the voting instruction form furnished by such bank, broker, or other nominee in order to vote your shares. Please note that if your shares are held in the name of a bank, broker, or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder prior to the meeting and bring the proxy to the meeting.

Your interest and participation in the affairs of The Finish Line, Inc. are greatly appreciated.

Respectfully,

Samuel M. Sato
Chief Executive Officer

The Finish Line, Inc.

3308 N. Mitthoeffer Road

Indianapolis, Indiana 46235

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JULY 13, 2017

TO THE SHAREHOLDERS OF THE FINISH LINE, INC.:

Notice is hereby given that the 2017 Annual Meeting of Shareholders of The Finish Line, Inc. (the “Company”) to be held at Finish Line Customer Central, 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235, on Thursday, July 13, 2017, at 9:00 a.m. EDT, will be conducted for the following purposes:

(1)	To elect three Class I Directors to serve on the Company’s Board of Directors until the 2020 Annual Meeting of Shareholders;

(2)	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending March 3, 2018;

(3)	To vote on a non-binding advisory resolution to approve the compensation of the Company’s Named Executive Officers;

(4)	To vote, on a non-binding advisory basis, on the approval of the frequency (every one, two, or three years) of the non-binding shareholder vote on the compensation of the Company’s Named Executive Officers; and

(5)	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on May 12, 2017, will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

By Order of the Board of Directors,

Christopher C. Eck
Senior Vice President – Legal & Human Resources, General Counsel and Corporate Secretary

Indianapolis, Indiana

June 2, 2017

Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote promptly. You may vote your shares over the Internet or by telephone. If you received a paper copy of the Proxy Card by mail, you may vote your shares over the Internet, by telephone, or by signing, dating, and mailing the Proxy Card in the envelope provided. You may revoke your proxy prior to or at the meeting and vote in person if you wish. If your shares are held by a broker, bank, or other nominee, it is important that they receive your voting instructions.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

2017 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 13, 2017, AT 9:00 A.M. EDT

Our Proxy Statement for the 2017 Annual Meeting of Shareholders and our Annual Report on Form 10-K for the fiscal year ended February 25, 2017 are available at www.finishline.com (click on the Investor Relations link) and www.proxyvote.com.

i

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The Finish Line, Inc.

3308 N. Mitthoeffer Road

Indianapolis, Indiana 46235

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

JULY 13, 2017

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should carefully read the entire Proxy Statement prior to voting. For more complete information regarding the Company’s fiscal year 2017 performance, please review the Company’s 2017 Annual Report on Form 10-K for the year ended February 25, 2017.

Annual Meeting of Shareholders

Our 2017 Annual Meeting of Shareholders will be held on Thursday, July 13, 2017, at 9:00 a.m. Eastern Daylight Time (EDT), at Finish Line Customer Central, 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235.

Eligibility to Vote

Shareholders of record at the close of business on May 12, 2017, are entitled to vote on the items to be considered at the Annual Meeting.

Agenda Items

Shareholders will vote on the following items to be considered at the Annual Meeting:

•

Item 1: To elect three Class I Directors to serve on the Company’s Board of Directors until the 2020 Annual Meeting of Shareholders. The nominees are Glenn S. Lyon, Torrence Boone, and William P. Carmichael. Additional information about this item can be found under “Election of Class I Directors” below.

•

Item 2: To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending March 3, 2018. Additional information about this item can be found under “Ratification of the Selection of Independent Auditors” below.

•

Item 3: To approve a non-binding advisory resolution approving the compensation of the Company’s Named Executive Officers. Additional information about this item can be found under “Non-Binding Advisory Resolution to Approve the Compensation of the Company’s Named Executive Officers” below.

•

Item 4: To approve, on a non-binding advisory basis, the frequency (every one, two, or three years) of the non-binding shareholder vote on the compensation of the Company’s Named Executive Officers. Additional information about this item can be found under “Non-Binding Advisory Vote on the Frequency of Shareholder Advisory Votes on Executive Compensation” below.

Recommendations of the Board of Directors

•	Item 1: The Board unanimously recommends that shareholders vote “FOR” the Class I Director nominees.

•	Item 2: The Board unanimously recommends that shareholders vote “FOR” ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm.

•	Item 3: The Board unanimously recommends that shareholders vote “FOR” the approval of the non-binding advisory resolution approving the compensation of the Company’s Named Executive Officers.

•

Item 4: The Board unanimously recommends that shareholders vote “FOR” the approval, on a non-binding advisory basis, of the option of every “one year” for holding the non-binding shareholder vote on the compensation of the Company’s Named Executive Officers.

How to Cast Your Vote

Eligible shareholders can vote by any of the following methods:

•	Internet: Go to www.proxyvote.com (and follow the instructions), until 11:59 p.m. EDT on July 12, 2017.

•

Telephone: Call toll free 1-800-690-6903 within the U.S., U.S. territories, and Canada any time on a touch tone telephone. There is no charge to you for the call. Follow the instructions provided by the recorded message.

•	Mail: Mark, sign, and date a Proxy Card and return it to Vote Processing.

Named Executive Officers for Fiscal Year 2017

•	Mr. Samuel M. Sato, Chief Executive Officer

•	Ms. Melissa A. Greenwell, Executive Vice President, Chief Operating Officer

•	Mr. Edward W. Wilhelm, Executive Vice President, Chief Financial Officer

•	Mr. Imran Jooma, Executive Vice President, Divisional President, Omnichannel Strategy

•	Mr. John J. Hall, Executive Vice President, Divisional President, Chief Merchandising Officer

•	Mr. Glenn S. Lyon, Former Executive Chairman (non-executive Chairman of the Board as of the end of fiscal year 2017)

•	Mr. Bill Kirkendall, Former Executive Vice President, President of JackRabbit

Board of Directors and Committees

The Company’s Board of Directors consists of nine members, seven of whom are independent and our Chairman, Mr. Lyon, and CEO, Mr. Sato. The Board has four committees: Audit Committee, Compensation Committee, Governance & Nominating Committee, and Strategy Committee. The members of each committee, other than the Strategy Committee, are independent Directors.

Director Compensation

Our outside Directors receive annual cash compensation in the form of a retainer ($60,000), with additional amounts for the Lead Director ($15,000), committee chairs ($10,000 or $20,000, depending on the committee), attending regularly scheduled ($2,000) and non-regularly-scheduled ($1,000) Board meetings, and attending committee meetings ($1,500). With respect to Board meetings, fees are paid only for any meetings after the first five meetings of the year. Each outside Director also receives an annual grant of Company common stock valued at $100,000. These amounts are subject to change annually.

Executive Compensation

The overall strategy of the Compensation Committee is to establish a competitive and balanced, performance-based compensation structure. The Company’s executive officer compensation philosophy is rooted in pay for performance. For a detailed discussion of the Company’s executive compensation structure and programs, as well as its strategy and philosophy, see “Compensation Discussion and Analysis” below.

Compensation Principles

The Company’s compensation program is designed to support a competitive and balanced, performance-based compensation structure by incorporating the following principles:

•	Emphasizing pay for performance

•	Providing competitive target pay opportunities

•	Providing fixed and variable compensation

•	Providing cash and equity incentives

•	Including caps on payouts under performance-based plans

•	Utilizing an independent compensation consultant

•	Mitigating undue risk-taking in compensation programs

•	Requiring minimum equity ownership

•	Utilizing a clawback policy

•	No repricing of stock options

•	No excise tax gross-ups

•	No dividend equivalents

•	No significant perquisites

•	No hedging or purchasing on margin

For a further discussion of the Company’s compensation principles, see “Executive Compensation – Compensation Discussion and Analysis – Compensation Principles” below.

Compensation Components

Compensation for the Company’s executive officers for fiscal year 2017 consisted of a base salary and performance-based and at-risk incentive pay, including an Executive Officer Bonus Program (“EOBP”), a Long-Term Incentive Bonus Program (“LTIB”), and stock-based awards. Certain metrics must be achieved for the executive officers to receive payouts on the performance-based and at-risk compensation.

Bonus Achievement

A comparison of the Named Executive Officers’ compensation for Fiscal 2017, Fiscal 2016, and Fiscal 2015 demonstrates the Company’s emphasis on its pay for performance compensation philosophy and how compensation varies year by year based on the Named Executive Officers’ and Company’s performance:

For the Company’s fiscal year 2017, no Named Executive Officer achieved higher than 20% payout of the Target Bonus under the EOBP. Certain metrics were not achieved, and thus the corresponding payouts amounted to less than 100% of the potential payout. None of the Named Executive Officers received a payout under the Maximum Bonus of the EOBP based on the Company not meeting its target performance. In addition, none of the eligible Named Executive Officers received a payout under the fiscal year 2015 LTIB, as the performance goal (measured at the end of fiscal year 2016) was not achieved.

For the Company’s fiscal year 2016, no Named Executive Officer achieved higher than 13% payout of the Target Bonus under the EOBP. Certain metrics were not achieved, and thus the corresponding payouts amounted to less than 100% of the potential payout. None of the Named Executive Officers received a payout under the Super Bonus of the EOBP based on the Company not meeting its target performance. In addition, none of the eligible Named Executive Officers received a payout under the fiscal year 2014 LTIB, as the performance goal (measured at the end of fiscal year 2016) was not achieved.

For the Company’s fiscal year 2015, other than Mr. Jooma and Mr. Kirkendall who both became executive officers during fiscal year 2015, no Named Executive Officer achieved higher than 21.5% payout of the Target Bonus under the EOBP. Certain metrics were not achieved, and thus the corresponding payouts amounted to less than 100% of the potential payout. None of the Named Executive Officers received a payout under the Super Bonus of the EOBP based on the Company not meeting its target performance. In addition, none of the eligible Named Executive Officers received a payout under the JackRabbit Bonus Plan (which was not a component of the Company’s fiscal year 2017 or 2016 executive incentive and bonus compensation structure) for fiscal year 2015, as the minimum adjusted operating income goal was not achieved, or under the fiscal year 2013 LTIB, as the performance goal (measured at the end of fiscal year 2015) was not achieved.

Sale of JackRabbit Division

As discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended February 25, 2017, on February 24, 2017, the Company completed the sale of its JackRabbit division to affiliates of CriticalPoint Capital, LLC. As a result, JackRabbit is no longer a retail division of the Company and its operating results are classified as discontinued operations. The JackRabbit division was previously referred to by the Company as Running Specialty Group, and all references to JackRabbit in this Proxy Statement refer to such division.

GENERAL INFORMATION

This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders and Proxy Card are being made available to the Company’s shareholders on or about June 2, 2017 in connection with the solicitation of proxies by the Board of Directors (the “Board”) of The Finish Line, Inc. (“Finish Line” or the “Company”) for use at the 2017 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at Finish Line Customer Central, 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235, on Thursday, July 13, 2017, at 9:00 a.m. EDT, and any adjournment or postponement thereof.

We have elected to use the “e-proxy” rules adopted by the Securities and Exchange Commission (“SEC”) to furnish our proxy materials to shareholders through a “notice only” model using the Internet. This delivery process will allow us to provide shareholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about June 2, 2017, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the “E-Proxy Notice”) containing instructions on how to access our Proxy Statement and 2017 Annual Report to Shareholders (the “Annual Report”), which includes our financial statements for the fiscal year ended February 25, 2017. The E-Proxy Notice also provides instructions on how to vote on the Internet and includes instructions on how to receive a paper copy of the proxy materials by mail. On or about June 2, 2017, we also first mailed printed copies of this Proxy Statement, our 2017 Annual Report on Form 10-K, and Proxy Card to our other shareholders who requested such materials.

At the Annual Meeting, the Company’s shareholders will be asked to:

(1)	Elect three Class I Directors to serve on the Board until the 2020 Annual Meeting of Shareholders;

(2)	Ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending March 3, 2018;

(3)	Vote on a non-binding advisory resolution to approve the compensation of the Company’s Named Executive Officers;

(4)	Approve, on a non-binding advisory basis, the frequency (every one, two, or three years) of the non-binding shareholder vote on the compensation of the Company’s Named Executive Officers; and

(5)	Vote on such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Important Notice Regarding the Availability of Proxy Materials

You may obtain copies of our public filings, including this Proxy Statement, the form of proxy relating to the Annual Meeting, and our 2017 Annual Report on Form 10-K, without charge, from our website at www.finishline.com (click on the Investor Relations link) or from the SEC’s website at www.sec.gov. The Company’s stock is traded on the NASDAQ Global Select Market under the ticker symbol FINL. If you received an E-Proxy Notice and would still like to receive a printed copy of the proxy materials, you may request a paper copy of any of these materials, without charge, on the Internet at www.proxyvote.com. To receive materials prior to the Annual Meeting, please make your request no later than June 30, 2017. If you do not request materials pursuant to the foregoing procedures, it is possible that you may not receive a printed copy of the materials prior to the Annual Meeting. For meeting directions to Finish Line Customer Central, please call (317) 899-1022, extension 5.

Throughout this Proxy Statement, “Fiscal 2015,” “Fiscal 2016,” “Fiscal 2017,” “Fiscal 2018,” and “Fiscal 2019” represent the fiscal years ended February 28, 2015, February 27, 2016, February 25, 2017, March 3, 2018, and March 2, 2019, respectively.

Persons Making the Solicitation

The Company is making this solicitation and will bear the expenses of preparing and delivering proxy materials to the Company’s shareholders. In addition to the furnishing of the E-Proxy Notice and this Proxy Statement, proxies may be solicited personally, by telephone, by e-mail, on the Internet, by fax, or by other electronic means of communication by officers or employees of the Company, none of whom will receive additional compensation for such services. The Company will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of the Company’s Class A Common Shares (referred to herein as “common stock”).

Vote Required

Shareholders of record of the Company’s common stock at the close of business on May 12, 2017 (the “Record Date”), are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. On the Record Date, 40,141,280 shares of common stock were outstanding and entitled to vote. Each outstanding share of common stock entitles the holder thereof to one vote on each matter submitted to the shareholders for a vote. The holders of a majority of all the votes entitled to be cast at the Annual Meeting must be represented at the meeting, either in person or by proxy, to constitute a quorum. There must be a quorum for the Annual Meeting to be held.

For the election of Directors, the three nominees receiving the highest number of affirmative votes of the shares of common stock present or represented and entitled to be voted at the Annual Meeting shall be elected. In this regard, the Company has a policy regarding the resignation of an incumbent Director who receives more votes “withheld” than votes “for” his or her election. See “Board of Directors, Committees, and Meetings – Director Resignation Policy” below. Votes withheld from any Director are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Shareholders do not have the right to cumulate their votes in the election of Directors.

For the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending March 3, 2018, to be ratified, and for the non-binding advisory resolution relating to the compensation of the Company’s Named Executive Officers to be approved, more votes must be cast by all holders of shares of common stock in favor of the proposal than are cast against it.

With respect to the non-binding advisory vote relating to the frequency of the shareholder advisory vote on the Named Executive Officers’ compensation, the option receiving the most votes cast (i.e., every one, two, or three years) will be considered the frequency approved by the shareholders.

Abstentions will be counted for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business. The Company intends to count broker non-votes as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business. However, abstentions and broker non-votes will have no effect on the vote for any of the proposals described above.

Voting Procedures

Ensure that your shares can be voted at the Annual Meeting by voting electronically on the Internet, by telephone, submitting your Proxy Card, or contacting your broker, bank, or other nominee.

Voting Via the Internet or By Telephone. You may vote via the Internet by going to www.proxyvote.com and following the instructions, or you may vote by telephone by calling toll free 1-800-690-6903 within the U.S., U.S. territories, and Canada any time on a touch tone telephone and follow the instructions provided by the recorded message. There is no charge to you for the call. You will need to have the E-Proxy Notice, or if you received a printed copy of the proxy materials, your Proxy Card or voting instruction card, available when voting via the Internet. If you want to vote via the Internet or by telephone, you must do so before 11:59 p.m. EDT, on July 12, 2017. If you vote via the Internet or by telephone, you do not need to return a Proxy Card.

Voting By Mail. If you are a beneficial owner, you may vote by mail by signing and dating your Proxy Card or voting instruction card provided by your broker, bank, or other nominee and mailing it in the postage-prepaid envelope provided. If you are a shareholder of record and you received a printed copy of our proxy materials, you may vote via the Internet, by telephone, or by signing and dating your Proxy Card or voting instruction card and mailing it in the postage-prepaid envelope provided. If you are a shareholder of record and received the E-Proxy Notice, please follow the instructions on the E-Proxy Notice in order to obtain a Proxy Card. If you provide specific voting instructions, your shares will be voted as you instruct.

Voting Shares Held in the Name of a Bank, Broker, or Other Nominee. Please follow the instructions on the voting instruction form furnished by such bank, broker, or other nominee in order to vote your shares. Please note that if your shares are held in the name of a bank, broker, or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder prior to the meeting and bring the proxy to the meeting.

Voting Shares Registered in Your Name. Submit your proxy as soon as possible via the Internet or by telephone, or if you received a paper copy of the Proxy Card by mail, by signing, dating, and returning the Proxy Card, so that your shares can be voted at the Annual Meeting. Instructions regarding Internet and telephone voting are set forth above and are included in the E-Proxy Notice and the Proxy Card.

Revocability of Proxy

A proxy may be revoked by a shareholder prior to voting at the Annual Meeting by written notice to the Corporate Secretary of the Company, by submission of another proxy bearing a later date, or by voting in person at the Annual Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company. The mere presence at the Annual Meeting of a shareholder who has appointed a proxy will not revoke the prior appointment.

If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the Proxy Card by the shareholder or, if no instructions are indicated, will be voted “FOR” the election of the three Class I Director nominees indicated herein to serve on the Board until the 2020 Annual Meeting of Shareholders, “FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm, “FOR” the resolution to approve the compensation of the Company’s Named Executive Officers, “FOR” the approval of the option of every “one year” for holding the non-binding shareholder vote on the compensation of our Named Executive Officers, and, as to any other matter that may be properly brought before the Annual Meeting, in accordance with the judgment of the proxies.

ELECTION OF CLASS I DIRECTORS

(Item 1 on your Proxy Card)

The Company’s Bylaws provide for dividing the Board into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year, and with each Director to hold office until his or her successor is duly elected and qualified, except in the event of his or her death, resignation, or removal. The Company believes it is advantageous to, and in the best interests of, the Company and the Company’s shareholders to maintain a classified board of directors for a number of reasons. First, a classified board of directors helps ensure the continuity and stability of the board’s leadership and policies. Second, the Company believes a classified board structure facilitates long-term planning and enhances the ability of the Board to implement business strategies. Directors who serve a longer term are less subject to outside influences, thereby encouraging director independence in the analysis and implementation of long-term business strategies. Finally, the Company believes a classified board of directors will assist the Board in protecting the interests of shareholders in the event of an unsolicited offer for the Company. Having a classified board typically operates to extend the time required to effect a hostile, unsolicited change in control of the board of directors, which reduces the Company’s vulnerability to a coercive takeover attempt and makes it more likely that a potential acquiror would initiate discussions with the existing Board since it cannot replace all Directors in a single election cycle.

Dolores A. Kunda, a current Class I director, has elected not to stand for reelection upon the expiration of her current term, which expires at the Annual Meeting. Ms. Kunda’s decision not to stand for reelection is not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. In connection with the expiration of Ms. Kunda’s current term at the Annual Meeting, the Board nominated William P. Carmichael to stand for election as a Class I director at the Annual Meeting. Mr. Carmichael notified our Board of his intention to resign as a Class II director at the conclusion of the Annual Meeting, contingent upon his election as a Class I director at the Annual Meeting. Mr. Carmichael’s decision to resign as a Class II director is solely to facilitate his election as a Class I director at the Annual Meeting and is not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

In addition, Norman H. Gurwitz, a current Class III director, has notified the Board of his decision to resign as a director of the Company effective as of the date of the Annual Meeting. Mr. Gurwitz’s decision to resign is not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Effective upon the conclusion of the Annual Meeting and contingent upon Mr. Carmichael’s election as a Class I Director at such meeting, a vacant directorship will be created by Mr. Carmichael’s resignation as a Class II Director. The Board will appoint a director to fill the Class II Director vacancy in accordance with the Company’s Bylaws to a term that will expire at the 2018 annual meeting. In addition, a vacant directorship will be created by Mr. Gurwitz’s resignation as a Class III Director. The Board also will appoint a director to fill the Class III Director vacancy in accordance with the Company’s Bylaws to a term that will expire at the 2019 annual meeting.

The persons named in the accompanying Proxy Card as proxies for this meeting will vote in favor of the three nominees as Class I Directors of the Company unless otherwise indicated by the shareholder on the Proxy Card. Those Class I Directors elected at the 2017 Annual Meeting will serve for a three-year term expiring at the 2020 Annual Meeting of Shareholders, and until their successors are duly elected and qualified, except in the event of their respective death, resignation, or removal. Management has no reason to believe that the nominees will be unable or unwilling to serve if elected. If any nominee should become unavailable prior to the election, the accompanying Proxy Card will be voted for the election in his or her stead of such other person as the Board may recommend.

Director Terms

The term of the Class I Directors, currently consisting of Glenn S. Lyon, Dolores A. Kunda, and Torrence Boone, will expire at the 2017 Annual Meeting of Shareholders. The term of the Class II Directors, currently consisting of William P. Carmichael, Richard P. Crystal, and Samuel M. Sato, will expire at the 2018 Annual Meeting of Shareholders. The term of the Class III Directors, currently consisting of Stephen Goldsmith, Catherine A. Langham, and Norman H. Gurwitz, will expire at the 2019 Annual Meeting of Shareholders.

Nominees

The nominees for election as Class I Directors of the Company are Glenn S. Lyon, Torrence Boone, and William P. Carmichael. Each of such persons currently serves as a Director of the Company. Mr. Lyon has served as a Director since 2009, has served as Chairman of the Board since 2010, and is a member of the Board’s Strategy Committee. Mr. Boone has served as a Director since 2011 and is a member of the Board’s Governance & Nominating Committee and Strategy Committee. Mr. Carmichael has served as a Director since 2003 and is a member of the Board’s Audit Committee (Chair), and also is the Lead Director of the Company. The nominees for election as Class I Directors of the Company were selected by the Board upon the recommendation of the Governance & Nominating Committee of the Board.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that shareholders vote “FOR” the Class I Director nominees set forth above. Proxies solicited by the Board will be so voted, unless shareholders specify otherwise on their Proxy Cards (Item 1 on your Proxy Card).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 12, 2017, information relating to the beneficial ownership of the Company’s common stock by the following persons:

•	Each of the Company’s current Directors and nominees for election as a Director;

•

The Company’s Chief Executive Officer, Chief Financial Officer, each of the Company’s three most highly compensated executive officers serving at the end of Fiscal 2017 (other than the Chief Executive Officer and Chief Financial Officer), and two additional individuals who were not serving as executive officers of the Company at the end of Fiscal 2017 but who would have been included in the group of the Company’s three most highly compensated executive officers (other than the CEO and CFO) if they had been serving at the end of Fiscal 2017 (each, a Named Executive Officer (“NEO”), and together as a group, the “NEOs”);

•	All of the Company’s current executive officers and Directors as a group; and

•	Each other person known by the Company to beneficially own more than five percent of the Company’s outstanding common stock.

Information with respect to the Directors and NEOs is based on the Company’s records and data supplied by each of the Directors and NEOs. Information with respect to beneficial owners of more than five percent of the outstanding common stock is based on filings those persons have made with the SEC.

Name and Position	Number of Shares (1)		Stock Options Exercisable within 60 days (2)	Total Shares Beneficially Owned	% of Shares (3)
Samuel M. Sato Chief Executive Officer and Director	390,089	(4)	186,312	576,401	1.4%

Edward W. Wilhelm Executive Vice President, Chief Financial Officer	101,725	(5)	142,472	244,197	*

Imran Jooma Executive Vice President, Division President, Omnichannel Strategy	89,539	(6)	98,042	187,581	*

John J. Hall Executive Vice President, Division President, Chief Merchandising Officer	86,651	(7)	78,202	164,853	*

Melissa A. Greenwell Executive Vice President, Chief Operating Officer	72,721	(8)	81,547	154,268	*

Glenn S. Lyon Chairman of the Board, Former Executive Chairman, Nominee for Director	42,597	(9)	873,979	916,576	2.2%

Torrence Boone Director, Nominee for Director	21,508	(10)	—	21,508	*

William P. Carmichael Director, Nominee for Director	50,069	(10)	—	50,069	*

Dolores A. Kunda Director	38,126	(10)	—	38,126	*

Richard P. Crystal Director	31,962	(10)	—	31,962	*

Stephen Goldsmith Director	37,183	(10)	8,000	45,183	*

Catherine A. Langham Director	22,763	(10)	8,000	30,763	*

Norman H. Gurwitz Director	9,250	(10)	—	9,250	*

Name and Position	Number of Shares (1)	Stock Options Exercisable within 60 days (2)	Total Shares Beneficially Owned	% of Shares (3)
Bill Kirkendall Former Executive Vice President, President of JackRabbit	26,049	78,839	104,888		*

All current executive officers and Directors as a group (14 persons)**	1,037,157	1,480,795	2,517,952	6.0%

Other 5% Beneficial Owners	Number of Shares	Stock Options Exercisable within 60 days	Total Shares Beneficially Owned	% of Class (3)
BlackRock, Inc.(11)	4,939,019	—	4,939,019	12.3%

The Vanguard Group(12)	4,266,436	—	4,266,436	10.6%

Dimensional Fund Advisors LP(13)	3,441,733	—	3,441,733	8.6%

DePrince, Race & Zollo, Inc.(14)	2,108,411	—	2,108,411	5.3%

*

Represents less than 1% of the Company’s outstanding shares of common stock calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See footnote 3 below.

**

Excludes Bill Kirkendall, the Company’s former Executive Vice President, President of JackRabbit, who departed from the Company effective February 24, 2017. Mr. Kirkendall is disclosed in the table above because he is an NEO of the Company for Fiscal 2017, as determined pursuant to Regulation S-K Item 402(a)(3)(iv), despite the fact he is not currently employed by the Company.

(1)

Each executive officer and Director has sole voting and investment power with respect to the shares listed, unless otherwise indicated. The address for the executive officers and Directors is: 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235.

(2)	The executive officers and Directors listed have the right to acquire the number of shares of common stock reflected in this column on or within 60 days of May 12, 2017.
(3)

For each individual or group disclosed in the table above, the figures in this column are based on 40,141,280 shares of common stock issued and outstanding as of May 12, 2017, plus the number of shares of common stock each such individual or group has the right to acquire on or within 60 days after May 12, 2017, computed in accordance with Rule 13d-3(d)(1) under the Exchange Act.

(4)

Includes 200,534 shares of restricted stock held by Mr. Sato pursuant to grants received on March 27, 2017 under the 2009 Incentive Plan. Mr. Sato has voting rights with respect to these unvested shares, and may be deemed to have investment power over the shares.

(5)

Includes 40,488 shares of restricted stock held by Mr. Wilhelm pursuant to grants received on March 27, 2017 under the 2009 Incentive Plan. Mr. Wilhelm has voting rights with respect to these unvested shares, and may be deemed to have investment power over the shares.

(6)

Includes 41,940 shares of restricted stock held by Mr. Jooma pursuant to grants received on March 27, 2017 under the 2009 Incentive Plan. Mr. Jooma has voting rights with respect to these unvested shares, and may be deemed to have investment power over the shares.

(7)

Includes 48,510 shares of restricted stock held by Mr. Hall pursuant to grants received on March 27, 2017 under the 2009 Incentive Plan. Mr. Hall has voting rights with respect to these unvested shares, and may be deemed to have investment power over the shares.

(8)

Includes 34,378 shares of restricted stock held by Ms. Greenwell pursuant to grants received on March 27, 2017 under the 2009 Incentive Plan. Ms. Greenwell has voting rights with respect to these unvested shares, and may be deemed to have investment power over the shares.

(9)

Includes 3,518 shares of restricted stock held by Mr. Lyon pursuant to grants received on October 3, 2016 under the 2009 Incentive Plan. Mr. Lyon has voting rights with respect to these unvested shares, and may be deemed to have investment power over the shares.

(10)

For each Director, includes 4,532 shares of restricted stock held by the Director pursuant to grants made to each Director on July 14, 2016 under the 2009 Incentive Plan. Under the terms of the grants, all the shares will vest in one tranche on July 13, 2017. Each Director has voting rights with respect to these unvested shares, and may be deemed to have investment power over the shares.

(11)

This information is based solely on a Schedule 13G/A filed on behalf of BlackRock, Inc. (“BlackRock”) with the SEC as of December 31, 2016. The address of BlackRock is 55 E. 52nd Street, New York, New York 10055. BlackRock has sole voting power with respect to 4,820,247 of the reported shares and sole dispositive power with respect to all 4,939,019 of the reported shares.

(12)

This information is based solely on a Schedule 13G/A filed on behalf of The Vanguard Group (“Vanguard”) with the SEC as of December 31, 2016. The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Vanguard has sole voting power with respect to 59,765 of the reported shares, sole dispositive power with respect to 4,201,944 of the reported shares, shared voting power with respect to 7,238 of the reported shares, and shared dispositive power with respect to 64,492 of the reported shares.

(13)

This information is based solely on a Schedule 13G filed on behalf of Dimensional Fund Advisors LP (“Dimensional”) with the SEC as of December 31, 2016. The address of Dimensional is Building One, 6300 Bee Cave Road, Austin, Texas 78746. Dimensional is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts, and separate accounts (such investment companies, trusts, and accounts are collectively referred to as the “Dimensional Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Dimensional Funds. In its role as investment advisor, sub-adviser, and/or manager, Dimensional or its subsidiaries may possess voting and/or investment power over the securities of the Company that are owned by the Dimensional Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Dimensional Funds. However, all reported shares are owned by the Dimensional Funds, and Dimensional disclaims beneficial ownership of such shares. Dimensional has sole voting power with respect to 3,302,807 of the reported shares and sole dispositive power with respect to all 3,441,733 of the reported shares.

(14)

This information is based solely on a Schedule 13G filed on behalf of DePrince, Race & Zollo, Inc. (“DRZ”) with the SEC as of December 31, 2016. The address of DRZ is 250 Park Avenue South, Suite 250, Winter Park, Florida 32789. DRZ has sole voting power with respect to 1,550,793 of the reported shares, and sole dispositive power with respect to all 2,108,411 of the reported shares.

MANAGEMENT

Executive Officers and Directors

Executive officers of the Company are appointed by and serve at the discretion of the Board. Unless otherwise stated below, there are no family relationships among any Directors or executive officers of the Company. The executive officers, Directors who will be continuing their service on the Board after the Annual Meeting, and nominees for Director of the Company are as follows:

Name	Age	Position	Officer/ Director Since
Samuel M. Sato	53	Chief Executive Officer and Class II Director	2007
Melissa A. Greenwell	50	Executive Vice President, Chief Operating Officer	2013
Edward W. Wilhelm	58	Executive Vice President, Chief Financial Officer	2009
Albert J. (AJ) Sutera	51	Executive Vice President, Chief Information and Technology Officer	2016
Imran Jooma	45	Executive Vice President, Divisional President, Omnichannel Strategy	2015
John J. Hall	52	Executive Vice President, Divisional President, Chief Merchandising Officer	2016
Glenn S. Lyon	66	Chairman of the Board and Class I Director / Nominee for Director	2001
Torrence Boone	48	Class I Director / Nominee for Director	2011
William P. Carmichael	73	Class II Director / Nominee for Director	2003
Richard P. Crystal	71	Class II Director	2009
Stephen Goldsmith	70	Class III Director	1999
Catherine A. Langham	59	Class III Director	2006

Following is certain biographical information regarding the Company’s executive officers and the Directors of the Company who will be continuing in office after the Annual Meeting. Dolores A. Kunda, a current Class I Director, and Norman H. Gurwitz, a current Class III Director, will not stand for reelection to the Board and their terms will expire at the Annual Meeting.

Mr. Samuel M. Sato is currently the Chief Executive Officer of the Company, serving in such capacity since February 2016, and is also a Director of the Company, serving in such capacity since October 2014. Mr. Sato previously served as President of the Company from October 2014 to February 2016, President, Finish Line Brand, from October 2012 to October 2014, and President and Chief Merchandising Officer from October 2010 to September 2012, as well as the Company’s Executive Vice President, Chief Merchandising Officer from to March 2007 to October 2010. He is currently a member of the Strategy Committee of the Board. Mr. Sato began his career in 1985 at Nordstrom Inc., where he held various leadership roles within merchandising. Mr. Sato has been involved in the retail industry for over 30 years.

Ms. Melissa A. Greenwell is currently Executive Vice President, Chief Operating Officer of the Company, serving in such capacity since February 2016. Ms. Greenwell previously served as Executive Vice President, Chief Human Resources Officer, of the Company, from June 2013 to February 2016, and Vice President and Senior Vice President of Human Resources from December 2008 to May 2013. Prior to joining the Company, she served as Director, Human Resources, of Sallie Mae, Inc. from 2005 to 2008. Throughout her almost 20-year career in human resources, Ms. Greenwell also has held positions as Vice President, Human Resources, of Brightpoint North America, Vice President, Human Resources, at JP Morgan Chase (formerly Union Acceptance Corporation), Vice President, Human Resources, at Oak Street Mortgage, and Vice President, Human Resources, at Made2Manage Systems. Earlier in her career, Ms. Greenwell served as a leader of Business Process Reengineering with Alcoa Closure Systems International and led their customer service organization. Ms. Greenwell is a certified coach through the Indiana University Alumni Association Marshall Goldsmith Leadership Development and Executive Coaching Academy and holds a Professional Human Resources Certification (PHR).

Mr. Edward W. Wilhelm is currently Executive Vice President, Chief Financial Officer, of the Company, serving in such capacity since joining the Company in March 2009. Previously, Mr. Wilhelm served as Executive Vice President and Chief Financial Officer of Borders Group, Inc. from 2000 to 2009. From 1997 to 2000, Mr. Wilhelm was Vice President of Planning, Reporting, and Treasury for Borders Group, Inc. and served as Vice President of Finance from 1994 through 1997. Mr. Wilhelm is a Certified Public Accountant and has over 20 years of experience in the finance and retail industries.

Mr. Albert J. (AJ) Sutera is currently Executive Vice President, Chief Information and Technology Officer, of the Company, serving in such capacity since March 2016. Mr. Sutera oversees the Company’s information and technology functions and digital operational solutions supporting the customer experience, and also drives the enterprise technology roadmap to support the Company’s overall strategic business plan. Previously, Mr. Sutera held several senior leadership roles within Hudson’s Bay Company from 2007 to February 2016 in support of a seamless omnichannel customer experience. Earlier in his career, he served as Senior Director of Business Solutions and Technology at JetBlue Airways, Senior Director of Business Technology Solutions at Liberty Travel/GOGO Worldwide Vacations, CIO for GlobalWorks Group LLC, and in various management positions with Volvo North America and General Electric.

Mr. Imran Jooma is currently Executive Vice President, Divisional President, Omnichannel Strategy, of the Company, serving in such capacity since February 2016. Mr. Jooma previously served as Executive Vice President, Chief Omnichannel Officer, of the Company from February 2015 to February 2016. In his current role, Mr. Jooma oversees all of the Finish Line brand’s customer-facing touch points and provides vision, leadership, and strategy for developing and implementing the Company’s omnichannel initiatives. He is responsible for growing online, mobile, and brick-and-mortar segments of the business in addition to creating seamless online and offline experiences that deliver value and customer satisfaction. Mr. Jooma has served as a director of Dwyer Group, a holding company of several service-based franchise organizations, since March 2016. Prior to joining the Company, Mr. Jooma was Executive Vice President and President of online, marketing, pricing, and financial services at Sears Holding Company from June 2007 to February 2015 and previously held key leadership positions at Circuit City from January 2004 to June 2007 and at OfficeMax from May 1998 to January 2004.

Mr. John J. Hall is currently Executive Vice President, Divisional President, Chief Merchandising Officer, of the Company, serving in such capacity since May 2016. Previously, Mr. Hall served almost 30 years at Nordstrom, most recently in the position of Vice President, Corporate Merchandiser of Rack Menswear from 2013 until April 2016. Mr. Hall also held the positions of Vice President, National Merchandise Manager from 2007 to 2013, Vice President, Footwear Brand Manager from 2002 to 2007, and Vice President, Corporate Merchandise Manager – Kid’s Shoes from 1999 to 2002. Earlier in his career, he was a Sales Associate and served in other merchandising and management positions with Nordstrom.

Mr. Glenn S. Lyon is currently the Chairman of the Company’s Board of Directions, a capacity he has served in since July 2010. From February to September 2016, Mr. Lyon also served as the Executive Chairman of the Company. Mr. Lyon is also currently a member of the Strategy Committee of the Board. Mr. Lyon was originally elected to the Board in January 2009. He served as Chief Executive Officer of the Company from December 2008 to February 2016, President from October 2003 to December 2008, and Executive Vice President from September 2001 to October 2003, as well as the Company’s Chief Merchandising Officer from 2001 until 2007. Prior to joining the Company, Mr. Lyon served as President/CEO of Paul Harris Stores, Inc., a women’s apparel retailer, from March 2000 to February 2001. From October 1995 to February 2000, he held positions as President and General Merchandising Manager of Modern Woman Stores, a Division of the American Retail Group. Mr. Lyon also spent eight years with TJX Company as Senior Vice President and Executive Vice President of Merchandising and Marketing. Mr. Lyon started his career in 1973 at Macy’s N.Y., where he spent 10 years in various merchandising positions. He has extensive experience in corporate governance, operational management, and strategic planning developed from over 40 years in the retail industry. His experience and leadership skills provide the Board with valuable in-depth knowledge of the retail industry, which were significant factors in assisting the Board to reach its decision to appoint Mr. Lyon as Chairman.

Mr. Torrence Boone has served as a Director of the Company since August 2011. Mr. Boone currently serves as Vice President, Global Agency Sales & Services, for Google. In this role, Mr. Boone is responsible for driving Google’s worldwide strategy and business with marketing and advertising agencies. He leads a team focused on large scale global strategic partnerships spanning technology, media, data, and creative and brand services that enable agencies to deliver business-building results for advertisers. Mr. Boone previously served as Managing Director of Agency Business Development for Google from 2010 to 2014. Prior to joining Google, Mr. Boone was global CEO of Enfatico, a full-service, integrated agency, from 2008 to 2010, and from 2001 to 2008 he was a senior executive of Digitas, including serving as President of the digital marketing agency’s flagship Boston region. He also previously served as Vice President and General Manager of digital marketing agency, Avenue A

(now Razorfish), and was a Senior Manager at Bain & Company. Mr. Boone is currently a director of Pond5, a leading online marketplace for creative assets. As an internationally recognized speaker and recipient of numerous advertising awards, Mr. Boone brings a depth of knowledge and experience in digital marketing as well as strong business acumen to the Board.

Mr. William P. Carmichael has served as a Director of the Company since July 2003. Mr. Carmichael currently serves as a trustee of the Columbia Funds Series Trust, Columbia Funds Series Trust II, Columbia Funds Master Investment Trust, Columbia Funds Variable Insurance Trust I, and Columbia ETF Trust. He also currently serves as a director of two closed-end funds, Columbia Seligman Premium Technology Growth Fund and Tri-Continental Corp. From 1998 to 2001, Mr. Carmichael was Senior Managing Director of The Succession Fund, which he co-founded in 1998. Prior to The Succession Fund, Mr. Carmichael served for four years at the Price Waterhouse accounting firm and for 22 years in various financial positions with global consumer product companies, including Senior Vice President of Sara Lee Corporation from 1991 to 1993, Senior Vice President of Beatrice Foods from 1984 to 1990, Chief Financial Officer of Beatrice Foods from 1987 to 1990, and Vice President of Esmark, Inc. from 1973 to 1984. During the past five years, Mr. Carmichael also served as a director of International Textile Group, Inc. (from 2012 to 2016), hhgregg, Inc. (from 2015 to 2017), McMoRan Exploration Co. (from 2010 to 2013), and Cobra Electronics Corporation (from 1994 to 2014). Mr. Carmichael has extensive experience in corporate finance, accounting, and financial management, and this experience enables Mr. Carmichael to provide valuable guidance to the Board with respect to analyzing its operating results, financial condition, and strategic plans.

Mr. Richard P. Crystal has served as a Director of the Company since October 2009. Mr. Crystal retired as Chairman and Chief Executive Officer of New York & Company, a women’s clothing retailer, in 2011. He joined New York & Company in 1996 as President and Chief Executive Officer of what was then Lerner New York. In 2002, Lerner New York became a privately held organization and became known as New York & Company. During his tenure, Mr. Crystal continued to lead the organization as its President and Chief Executive Officer, and in 2004, New York & Company became a public company, with Mr. Crystal serving as Chairman and Chief Executive Officer. As a director of New York & Company, Mr. Crystal served on the nomination and governance committee from 2004 through 2009. Earlier in his career, Mr. Crystal was with R.H. Macy/Federated for 20 years, where he served in a variety of senior management positions, culminating in his appointment as Chairman and Chief Executive Officer, Product Development and Macy Specialty Stores, which included the Aéropostale and Charter Club chains. He began his career with Stern’s Department Store in 1966, based in New York City. Mr. Crystal is an experienced leader with over 30 years of experience in the retail industry, which enhances his ability to provide guidance to the Board on the assessment of business and retail industry trends and strategic planning.

Mr. Stephen Goldsmith has served as a Director of the Company since July 1999. Mr. Goldsmith is currently Senior Strategic Advisor to the global law firm, Baker & McKenzie, and Senior Advisor at SGoldsmith Consulting, where he provides strategic advisory services to technology companies and infrastructure finance. In addition, he is Professor of Government and Director of the Data-Smart and Innovations in American Government Programs at Harvard University’s Kennedy School. Previously, Mr. Goldsmith served as a Managing Director of Huron Consulting Group, a provider of business consulting services, a Senior Strategic Advisor and Independent Consultant to the international law firm of McKenna Long and Aldridge LLP, Senior Vice President for Strategy at ACS State and Local Solutions (now Xerox), Deputy Mayor of Operations for New York City, serving under Mayor Michael Bloomberg, and from 1992 to 1999 as Mayor of the City of Indianapolis. Mr. Goldsmith has particular expertise in the strategic use of technology and public affairs and has extensive experience in corporate governance, operational leadership, and advising on matters relating to structured finance. This background and experience enables Mr. Goldsmith to provide valuable guidance to the Board, especially with respect to data analytics, omnichannel platforms, strategic planning, and assessment of trends in public policy issues relevant to the Company’s business.

Ms. Catherine A. Langham has served as a Director of the Company since April 2006. Ms. Langham is the co-founder, President, and Chief Executive Officer of Langham Logistics, Inc., a global freight management company specializing in expedited transportation, warehousing, and distribution. Ms. Langham has also served as a director of Celadon Group, Inc., a domestic and international truckload carrier, since July 2007, and is currently chair of Celadon Group’s nominating and governance committee, as well as a member of the audit and compensation committees. Additionally, Ms. Langham currently serves as chairperson of the board of H.H. Gregg and has been a director since February 2010. Ms. Langham is an experienced leader with over 25 years of experience in logistics and supply chain, which enables her to provide valuable guidance to the Company with respect to freight transportation, marketing, and distribution matters, as well as overall insightful business judgment.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers, Directors, and shareholders who beneficially own more than 10% of the Company’s common stock to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC. Officers, directors, and greater than 10% shareholders are required by the SEC to furnish the Company with copies of all Forms 3, 4, and 5 that they file.

Based solely on the Company’s review of the copies of the forms it has received and representations from certain reporting persons that they were not required to file a Form 5 for certain fiscal years, the Company believes that, except as follows, all filing requirements applicable to the Company’s officers, Directors, and greater than 10% shareholders were complied with. Torrence Boone, a Director of the Company, failed to timely file a Form 3 when he was initially appointed to the Board in August 2011, and on six occasions failed to timely file a Form 4 involving six transactions between August 2011 and July 2016 relating to awards of time-vested restricted stock. Melissa A. Greenwell, an officer of the Company, failed to timely file a Form 3 upon becoming a Section 16 reporting person in June 2013, and on 17 occasions failed to timely file a Form 4 involving transactions between June 2013 and March 2017 relating to awards of time-vested restricted stock (8 transactions), awards of stock options (7 transactions), exercises of stock options and the sale of the underlying common stock (4 transactions), withholdings of common stock to satisfy tax liabilities upon vesting of stock awards (6 transactions), awards of performance-based restricted stock (5 transactions), a disposition to the Company of performance-based restricted stock (1 transaction), and the acquisition of dividend equivalent rights on a performance-based restricted stock award (1 transaction). John J. Hall, an officer of the Company, failed to timely file a Form 3 upon becoming a Section 16 reporting person in May 2016, and on three occasions failed to timely file a Form 4 involving transactions between June 2016 and March 2017 relating to awards of time-vested restricted stock (3 transactions), an award of stock options (1 transaction), and an award of performance-based restricted stock (1 transaction). Albert J. (AJ) Sutera, an officer of the Company, failed to timely file a Form 3 upon becoming a Section 16 reporting person in March 2016, and on three occasions failed to timely file a Form 4 involving transactions between March 2016 and March 2017 relating to awards of time-vested restricted stock (2 transactions), an award of stock options (1 transaction), awards of performance-based restricted stock (2 transactions), and the acquisition of dividend equivalent rights on a performance-based restricted stock award (1 transaction). Imran Jooma, an officer of the Company, failed to timely file a Form 3 upon becoming a Section 16 reporting person in February 2015, and on eight occasions failed to timely file a Form 4 involving transactions between February 2015 and March 2017 relating to awards of time-vested restricted stock (5 transactions), withholdings of common stock to satisfy tax liabilities upon vesting of stock awards (3 transactions), awards of stock options (3 transactions), awards of performance-based restricted stock (3 transactions), and the acquisition of dividend equivalent rights on a performance-based restricted stock award (1 transaction). Each of the foregoing persons has now filed forms reporting these transactions.

Code of Ethics

The Company’s Code of Ethics, which is applicable to all Company officers, Directors, and employees, is available on the Company’s website at www.finishline.com, under Investor Relations/Corporate Governance/Governance Documents. The Company intends to disclose waivers under this Code of Ethics, or amendments thereto, on the Company’s website at www.finishline.com or, as required, in a report on Form 8-K.

Succession Planning

The Company’s executive management positions are a central component of the organization’s success. Ensuring that the functions of the executive team are well understood by the Board is important for safeguarding the Company against unplanned and unexpected change. This kind of risk management is equally helpful in facilitating a smooth leadership transition when it is predictable and planned. The Company adopted an Emergency Succession Plan, which was formulated by the Governance & Nominating Committee of the Board and Company management, on January 18, 2012, and most recently updated in July 2016. The Emergency Succession Plan reflects the Company’s commitment to sustaining a healthy, functioning organization. The purpose of the Emergency Succession Plan is to ensure that leadership has adequate information and a strategy to effectively manage the Company in the event that a senior executive officer is unable to fulfill his or her duties. In the event of the unexpected death, incapacity, or resignation of a senior executive officer, the Emergency Succession Plan provides for the executive’s successor in such circumstances. Board Advisor, an independent consulting firm, initially assisted the Board in formulating a succession plan. The Governance & Nominating Committee periodically reviews emergency and non-emergency management succession policies and procedures and provides updates to the full Board. In this regard, the committee develops profiles of the appropriate responsibilities, attributes, and requirements for the Company’s senior executive officer positions which reflect the Company’s business functions, vision, and strategy.

BOARD OF DIRECTORS, COMMITTEES, AND MEETINGS

Independence of Directors

The Board has determined that a majority of its members are “independent directors” under the criteria for independence set forth in the listing standards of the NASDAQ Stock Market (“NASDAQ”). The independent Directors of the Board include Stephen Goldsmith, William P. Carmichael, Catherine A. Langham, Dolores A. Kunda, Norman H. Gurwitz, Richard P. Crystal, and Torrence Boone. In addition, all members of committees of the Board, other than the Strategy Committee, are independent directors, and all members of the Audit Committee and Compensation Committee satisfy the applicable independence requirements set forth in SEC rules and the NASDAQ listing standards.

Meetings and Committees of the Board of Directors

The Board held 6 meetings in Fiscal 2017, and all Directors attended at least 75% of the meetings of the Board and the committees of the Board of which they were members. Members of the Board are expected to attend the Company’s Annual Meeting. All of the then active Board members attended the 2016 Annual Meeting of Shareholders.

The Company has a standing Audit Committee, Compensation Committee, Governance & Nominating Committee, and Strategy Committee. The Audit Committee is comprised of Mr. Carmichael (Chair), Ms. Langham, and Mr. Gurwitz. The Compensation Committee is comprised of Ms. Langham (Chair), Ms. Kunda, Mr. Gurwitz, and Mr. Crystal. The Governance & Nominating Committee is comprised of Mr. Goldsmith (Chair), Ms. Kunda, and Mr. Boone. The Strategy Committee is comprised of Messrs. Crystal (Chair), Goldsmith, Boone, Lyon, and Sato.

Audit Committee

The Audit Committee is appointed by the Board and is comprised solely of independent directors (as defined in the SEC rules and NASDAQ listing standards). The Audit Committee appoints and engages the Company’s independent registered public accounting firm each year and approves the terms of the engagement and associated compensation. It also approves services that may be proposed by the independent registered public accounting firm, as well as any services provided by other professional financial services providers. The Audit Committee monitors and oversees the quality and integrity of the Company’s accounting processes, systems of internal controls, and related enterprise risk management (“ERM”). Each member of the Audit Committee meets the NASDAQ financial knowledge requirements, and the Board has determined that Mr. Carmichael, the Chair of the Audit Committee, meets NASDAQ’s professional experience requirements and qualifies as an “audit committee financial expert” as defined by SEC rules. The Audit Committee is charged with reviewing and monitoring all contemplated related party transactions. At each quarterly meeting, the Audit Committee reviews the enterprise risks relevant to the committee and its duties, and assesses the risk of each decision made by the committee. The duties of the Audit Committee are set forth in its Charter, which is available on the Company’s website at www.finishline.com, specifically at Investor Relations/Corporate Governance/Governance Documents. The Audit Committee met 8 times during Fiscal 2017.

Compensation Committee

The Compensation Committee is appointed by the Board and is comprised solely of independent directors (as defined in the NASDAQ listing standards) and outside directors (as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)). The Compensation Committee is responsible for discharging the responsibilities of the Board with respect to the compensation structure of the Company’s executive officers, including reviewing and approving the compensation structure of the Chief Executive Officer, and the Board members. In consultation with the Chief Executive Officer and other Company management, the Compensation Committee also reviews and approves the compensation structure for the other executive officers of the Company. When the Compensation Committee discusses and approves compensation for the Company’s Chief Executive

Officer, the Charter of the committee requires the Chief Executive Officer to not be present and, if applicable, recuse himself from such discussions, and for no other executive officer of the Company to be present. Decisions concerning the compensation structure of the Chief Executive Officer are approved by the Compensation Committee. The Compensation Committee is responsible for administering the Company’s compensation plans, including The Finish Line, Inc. 2009 Incentive Plan, as Amended and Restated (the “2009 Incentive Plan”), EOBP, and LTIB. At each quarterly meeting, the Compensation Committee reviews the enterprise risks relevant to the committee and its duties, and assesses the risk of each decision made by the committee. The duties of the Compensation Committee are set forth in its Charter, which is available on the Company’s website at www.finishline.com, specifically at Investor Relations/Corporate Governance/Governance Documents. The Compensation Committee met 7 times during Fiscal 2017.

Governance & Nominating Committee

The Governance & Nominating Committee is appointed by the Board and is comprised solely of independent directors (as defined in the NASDAQ listing standards). The Governance & Nominating Committee assists the Board in the oversight of corporate governance matters, including developing and recommending criteria and policies relating to the service and tenure of directors. It also is responsible for identifying and reviewing potential candidates for the Board and making recommendations to the Board for the nomination and election of directors. The Governance & Nominating Committee reviews succession planning recommendations for the Company’s senior executive officers, including the Chief Executive Officer. The Governance & Nominating Committee is tasked with assessing the Board’s performance and the Chief Executive Officer’s performance on an annual basis. In addition, the Governance & Nominating Committee regularly reviews the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and other legal and regulatory updates, and is responsible for reviewing and assessing the adequacy of the Company’s corporate governance principles annually. It also encourages and approves on-going Director education and development. At each quarterly meeting, the Governance & Nominating Committee reviews the enterprise risks relevant to the committee and its duties, and assesses the risk of each decision made by the committee. The duties of the Governance & Nominating Committee are set forth in its Charter, which is available on the Company’s website at www.finishline.com, specifically at Investor Relations/Corporate Governance/Governance Documents. The Governance & Nominating Committee met 4 times during Fiscal 2017.

In determining whether to nominate a candidate for election to the Board, the Governance & Nominating Committee considers various criteria, such as the recommendations of fellow Directors, a candidate’s relevant business skills and experience, commitment to enhancing shareholder value, and diversity, bearing in mind the composition and requirements of the Board at that point in time. The committee assesses the effectiveness of its efforts to have a diverse Board by periodically reviewing the current Board members for geographic, occupational, gender, race, and age diversity. Candidates are identified through a variety of sources, including current and past members of the Board, officers of the Company, individuals personally known by members of the Board, research, and search firms. The Governance & Nominating Committee will consider shareholder recommendations of candidates when the recommendations are properly submitted. To be considered, any such shareholder recommendation must be submitted as set forth under the section of this Proxy Statement below entitled “Proposals of Shareholders,” and must comply with the notice, information, and consent provisions set forth in the Company’s Bylaws. Shareholder nominees will be evaluated under the criteria set forth above. To recommend a prospective nominee for the Board’s consideration, a shareholder may submit a candidate’s name and qualifications to The Finish Line, Inc., Board of Directors, at Finish Line Customer Central (3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235), in care of the Corporate Secretary.

Strategy Committee

The Strategy Committee is appointed by the Board and is comprised of independent directors (as defined in the NASDAQ listing standards), the Chairman of the Board and Chief Executive Officer of the Company, and up to two other members of Company management involved directly in strategy development and implementation. The Strategy Committee reviews strategic plans and initiatives of the Company and provides advice and insight to Company management relating to the development and implementation of strategic plans. It also serves as a sounding board for Company management on strategic issues, identifies and evaluates potential business or competitive concerns that the Company may face, and reviews resources available to Company management and resource allocation in connection with the Company’s strategy and strategic initiatives. At each quarterly meeting, the Strategy Committee reviews the enterprise risks relevant to the committee and its duties, and assesses the risk of each decision made by the committee. The duties of the Strategy Committee are set forth in its Charter, which is available on the Company’s website at www.finishline.com, specifically at Investor Relations/Corporate Governance/Governance Documents. The Strategy Committee met 4 times during Fiscal 2017.

Director Resignation Policy

The Board has a Director Resignation Policy to address the situation in which a nominee for Director in an uncontested election to the Company’s Board receives more votes “withheld” than votes “for” his or her election. The policy provides that any incumbent nominee for Director in an uncontested election who receives a greater number of votes affirmatively “withheld” with respect to his or her election than votes “for” such election (a “majority withhold vote”) shall promptly tender his or her resignation to the Chairman of the Board following certification of the shareholder vote. The Governance & Nominating Committee will promptly consider the tendered resignation and recommend to the Board whether to accept or reject the resignation or take other action. In making its recommendation, the committee will consider all relevant factors, including, but not limited to, (i) the underlying reasons shareholders withheld their votes (if ascertainable), (ii) the length of service and qualifications of the Director whose resignation has been tendered, (iii) the Director’s contributions to the Board and the Company, (iv) the overall composition of the Board and compliance with applicable laws, regulations, and stock exchange listing standards, and (v) whether accepting the resignation is in the best interests of shareholders and the Company. The Board will act on the committee’s recommendation no later than its first regularly scheduled meeting following certification of the shareholder vote, but in no case later than 120 days after the vote certification. Following the committee’s recommendation and the Board’s decision, the Company will promptly publicly disclose its decision whether to accept or reject each tendered resignation in a periodic or current report filed or furnished in accordance with SEC rules.

Any Director who tenders his or her resignation under the Director Resignation Policy will not participate in the committee recommendation or Board consideration of the resignation. However, such Director will otherwise remain as an active Board member unless and until the resignation becomes effective. If a majority of the Governance & Nominating Committee members receive a majority withhold vote at the same election, then the independent Directors who did not receive a majority withhold vote will appoint a committee amongst themselves to consider the tendered resignations. If the only Directors who did not receive a majority withhold vote in the same election constitute four or fewer Directors, then all the independent Directors may participate in the Board consideration of the tendered resignations, except that no Director will participate in the vote on his or her own resignation.

While this summary reflects the current terms of the Director Resignation Policy, the Board retains the power to amend and administer the policy as the Board, in its sole discretion, determines is appropriate. The Director Resignation Policy is posted on the Company’s website at www.finishline.com, specifically at Investor Relations/Corporate Governance/Governance Documents, and a copy will be provided free of charge to any shareholder submitting a written request to the Company’s Corporate Secretary, 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235.

Leadership Structure of the Board of Directors

The Company’s Bylaws currently provide that the Chairman of the Board may simultaneously serve as the Chief Executive Officer of the Company and shall preside at all Board and shareholder meetings. The Board evaluates, from time to time as appropriate, whether the same individual should serve as Chairman of the Board and Chief Executive Officer or whether these positions should be held by different individuals, based on what the Board considers to be in the best interests of the Company and its shareholders. In this regard, the roles of Chairman and Chief Executive Officer are currently held by separate individuals, with Mr. Lyon serving as Chairman of the Board and Mr. Sato serving as Chief Executive Officer.

The Board believes that the Company’s present leadership structure is appropriate for the Company at the current time, as it provides an appropriate balance between the two roles of Chairman and Chief Executive Officer. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer and sets the agenda for Board meetings and presides over meetings of the full Board. Thus, the Board believes that the current structure balances the need for the Chief Executive Officer to run the Company on a day-to-day basis with the benefit provided to the Company by involvement of an experienced member of the Board who has significant historical experience with the Company and its business. In the past, the Board has determined to permit the same individual to serve as both Chief Executive Officer and Chairman of the Board, and it may do so again in the future. The Board believes this is an appropriate leadership structure for the reasons set forth above and in light of the fact that the Board has an independent Lead Director as discussed below. To ensure the preservation of good governance, the Board has and will continue to maintain the position of Lead Director so that there will be a strong, independent leader in place to facilitate the consideration of matters and actions taken by the non-employee, independent Directors. Mr. Lyon and Mr. Sato are each not considered an “independent director” under the NASDAQ listing standards.

Since July 2011, Mr. William Carmichael has served as Lead Director of the Board. The Board’s independent Directors appoint a Lead Director each year to serve in such capacity for a one-year term. The Lead Director is tasked with helping develop agendas for each of the Board’s meetings and presiding as the chair of executive sessions which are generally held in conjunction with each of the Board’s regularly scheduled meetings. The Lead Director is also tasked with identifying and developing, in conjunction with the Chairman of the Board and the Governance & Nominating Committee, the Board’s compositional needs and criteria for Director candidates, and coordinating responses to questions and/or concerns from shareholders or other interested parties that may be communicated to the Company’s non-employee Directors. The Lead Director serves at the discretion of the independent Directors of the Board and may be removed from the position, with or without cause, by a majority vote of the Board’s independent Directors or by the appointment of a new Lead Director at any time.

The Company and the Board believe this leadership structure described above is appropriate because it is advantageous to and in the best interests of the Company and the Company’s shareholders. In addition, this leadership structure promotes clear direction for the Board and Company management, while at the same time providing a mechanism for strong, independent governance in circumstances where it is advisable or necessary to have the non-employee, independent Directors consider matters and take action.

Board of Directors’ Role in Risk Oversight

The Board has ultimate oversight responsibilities regarding the risks that could affect the Company. This oversight is conducted primarily through the Audit Committee, which has established procedures for reviewing the Company’s risks and throughout the year receives and reviews reports from Company management regarding enterprise risk issues affecting the Company, and also through the Compensation Committee, Governance & Nominating Committee, and Strategy Committee. The established procedures include periodic risk reviews by management with the Audit Committee and an annual risk report submitted to the Board. In response to those reports, the Audit Committee may direct management to consider additional issues or provide additional information to the committee. The Chair of the Audit Committee also reports regularly to the Board regarding the committee’s meetings, considerations, and actions, and the risk matters presented to and considered by the committee. The types of enterprise risks the Audit Committee considers and monitors include financial, regulatory, and compliance risks that could impact the Company’s business. For example, during Fiscal 2017, the Audit Committee considered and monitored issues relating to financial reporting, information technology (IT), system projects, supply chain implementation, service providers, store traffic and conversion rates, cost structure and margins, shrink, stock price and EPS growth, strategic planning, SOX controls, data breach and system failures, service interruptions, and regulatory compliance. In addition, the Compensation Committee considers and reports on risks in connection with the Company’s compensation programs, policies, and practices. See “Executive Compensation – Compensation Discussion and Analysis – Tax, Accounting, and Risk Assessment” below for a description of the Compensation Committee’s role in risk oversight, which is incorporated herein by reference.

While the Board has general risk oversight responsibility, the Company’s management is responsible for the day-to-day monitoring and assessment of risks that could affect the Company’s business. Both the Company’s ERM Committee and Internal Audit Department handle monitoring and testing duties for Company-wide policies and procedures and are responsible for identifying and coordinating risk management with key Company executives. The Internal Audit Department regularly provides reports to the Company’s Chief Financial Officer, as well as direct reports to the Audit Committee, on risk management matters. The ERM Committee provides regular reports to Company management and the Audit Committee.

The Company believes the risk oversight process described above is appropriate in light of the Company’s business, size, and management structure. The Company’s risk oversight process permits management to run the Company and monitor and assess risk on a day-to-day basis, while at the same time providing for a robust oversight function at the Board level. In addition, the process allows the Company’s risk management to evolve as the Company’s business evolves.

Corporate Political Spending

It is not, and has not been, the practice of the Company to make corporate political contributions. Pursuant to the Company’s Code of Ethics, individual officers, Directors, and employees are free to exercise their right to make political contributions within legal limits. However, the Company will not reimburse individuals for political contributions. Generally, no individual contribution may be made by a Company officer, Director, or employee with the expectation of favorable government treatment in return.

Communications with the Board of Directors

Shareholders may communicate with the Board, its committees, the independent Directors as a group, or one or more members of the Board or its committees, by sending a letter to The Finish Line, Inc., Board of Directors (or the applicable member of the Board), at Finish Line Customer Central (3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235), in care of the Corporate Secretary. If, after review of the communication, the Corporate Secretary deems appropriate, such correspondence will be forwarded to the Chairman of the Board or to the applicable Board or committee member. The process by which the Corporate Secretary reviews and forwards correspondence deemed appropriate has been approved by a majority of the Board’s independent Directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following is an overview and analysis of the Company’s executive compensation structure for the Company’s seven NEOs for Fiscal 2017: Mr. Samuel M. Sato, Chief Executive Officer; Ms. Melissa A. Greenwell, Executive Vice President, Chief Operating Officer; Mr. Edward W. Wilhelm, Executive Vice President, Chief Financial Officer; Mr. Imran Jooma, Executive Vice President, Divisional President, Omnichannel Strategy; Mr. John J. Hall, Executive Vice President, Divisional President, Chief Merchandising Officer; Mr. Glenn S. Lyon, former Executive Chairman (non-executive Chairman of the Board as of the end of Fiscal 2017); and Mr. Bill Kirkendall, former Executive Vice President, President of JackRabbit.

Executive Compensation Objectives

The overall strategy of the Compensation Committee (the “Committee”) remains the establishment of a competitive and balanced, performance-based compensation structure. The Company’s executive officer compensation is derived from the performance driven philosophy of the Company and the Committee, and heavily incorporates pay for performance. In Fiscal 2017, the Company continued taking positive steps to emphasize a pay for performance culture and align executive compensation with the interests of shareholders of the Company.

For Fiscal 2017, the Committee achieved this compensation structure through:

•	Retention and motivation of key officers responsible for large business components that significantly affect overall Company performance.

•	Recognition of individual accountability and performance for meeting and/or exceeding established financial performance objectives.

•	Reinforcement of successful performance consistent with Company values and performance goals.

•	Facilitating teamwork within the Company’s management structure to achieve sustainable financial performance.

•	Discouragement of risky, short-term behavior and inappropriate risk-taking that would be reasonably likely to have a material adverse effect on the Company.

The Committee also maintains its commitment for executive compensation to be fair to the Company’s shareholders and to create long-term shareholder value. Compensation benchmarking, which is discussed further below, plays an important role in setting the compensation for the Company’s NEOs. The Committee has focused on competitively aligning NEO compensation with the Company’s peer group.

Compensation Principles

The Company’s compensation program is designed to support a competitive and balanced, performance-based compensation structure by incorporating the following principles.

What We Do:

•	Emphasize pay for performance

•	Provide competitive target pay opportunity

•	Provide fixed and variable compensation

•	Provide cash and equity incentives

•	Include caps on payouts under performance-based plans

•	Utilize an independent compensation consultant

•	Mitigate undue risk-taking in compensation programs

•	Require minimum equity ownership

•	Utilize a clawback policy

What We Don’t Do:

•	Reprice stock options

•	Excise tax gross-ups

•	Dividend equivalents

•	Significant perquisites

•	Hedge or purchase on margin

Executive Compensation Overview for Fiscal 2017

Before setting the compensation structure, the Committee strives to accurately evaluate the cyclical retail market within which the Company operates. To assist the Committee in this evaluation for Fiscal 2017, the Committee retained the outside management consulting services of Korn Ferry Hay Group (“Hay Group”) and Meridian Compensation Partners, LLC (“Meridian”). The services for Fiscal 2017 provided by Hay Group and Meridian focused on executive compensation, and the fees paid for those services were approved solely by the Committee. During Fiscal 2017, neither Hay Group nor Meridian provided any additional services to the Company or the Company’s affiliates other than the executive compensation consulting services to the Committee described herein.

In accordance with SEC and NASDAQ rules, the Committee has considered the independence of both Hay Group and Meridian pursuant to, and based on the factors set forth in, such rules, including the following factors: (i) other services provided to the Company by Hay Group and Meridian; (ii) fees paid as a percentage of Hay Group’s and Meridian’s respective total revenue; (iii) policies or procedures maintained by Hay Group and Meridian that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual consultants involved in the engagement and any member of the Committee; (v) any Company stock owned by individual consultants involved in the engagement; and (vi) any business or personal relationships between our executive officers and Hay Group or Meridian, as the case may be, or the individual consultants involved in the engagement. The Committee has concluded that no conflict of interest exists that would prevent Hay Group or Meridian from serving as an independent advisor to the Committee. In making this determination, the Committee also reviewed Hay Group’s and Meridian’s Global Codes of Business Conduct and Ethics and its Conflict of Interest Policies, as well as certifications made by each of our executive officers and Directors that he or she did not have a business or personal relationship with Hay Group, Meridian, or any of the individuals at Hay Group or Meridian working on the Company’s engagement.

When setting executive officer compensation for Fiscal 2017, the Committee considered recommendations and proposals from Hay Group, Meridian, and Company management. The executive officers for whom compensation recommendations and proposals were discussed were not present during those discussions with the Committee. When setting the Fiscal 2017 compensation for the Company’s Chief Executive Officer, the Chief Executive Officer was not present. The Committee retains the discretion to accept, adjust, or reject any recommendations and proposals concerning executive officer compensation.

For Fiscal 2017, the Committee, after consultation with Hay Group and Meridian, determined that the annual compensation structure for the Company’s executive officers should consist of a competitive base salary and appropriate performance-based and at-risk elements, including annual cash incentive compensation, long-term cash incentive compensation, and stock-based awards. The Committee believes the at-risk elements align executive performance with annual and long-term value creation for the Company and its shareholders and take into account:

•	The value of Company equity;

•	Company-wide performance goals; and

•	Business area performance goals.

It remains the Committee’s practice to establish the overall compensation program for a given performance period within the first 90 days of the applicable performance period. The Committee met in late Fiscal 2016 and early Fiscal 2017 for this purpose. At these meetings, the Committee evaluated historical achievement, including performance for Fiscal 2016, and the Company’s projections and budget for Fiscal 2017, Fiscal 2018, and Fiscal 2019. The Committee also reviewed peer group, market alignment, compensation trends, regulatory developments, and other relevant data from Hay Group and Meridian. Based on those evaluations, the Committee then considered and approved the compensation structure of each NEO for Fiscal 2017.

Compensation Benchmarking

As part of its analysis in setting executive officer compensation for Fiscal 2017, the Committee considered the compensation of executive officers in comparable positions at competitive and other peer companies. In determining executive officers in comparable positions, the Company utilized the “job sizing” report provided by Hay Group (the “Hay Group Report”). The Hay Group Report allows Hay Group to account for job duties, in addition to job titles, when comparing executive compensation at peer companies.

In setting the benchmark peer group of companies for Fiscal 2017, the Committee, in consultation with Hay Group, considered criteria that included market capitalization, revenue, recent EBIT (earnings before interest and tax) growth, industry (specialty/retail), competitive market data, and merchandise type. The Fiscal 2017 peer group consisted of the following 14 companies:

•	Aéropostale, Inc.

•	The Buckle, Inc.

•	Chicos FAS, Inc.

•	Crocs, Inc.

•	The Children’s Place Retail Stores, Inc.

•	Deckers Outdoor Corporation

•	DSW Inc.

•	Express, Inc.

•	Foot Locker, Inc.

•	Genesco Inc.

•	lululemon athletica inc.

•	Skechers U.S.A., Inc.

•	Ulta Salon, Cosmetics & Fragrance, Inc.

•	Urban Outfitters, Inc.

It remains the Committee’s goal to set overall executive officer compensation opportunities at or near the median/50th percentile of the peer group. The Committee has been successful in recent years in aligning NEO compensation with the median/50th percentile of the peer group. Even so, the compensation structure for each NEO may, and often will, vary from this benchmark peer group data including because of varied performance factors and/or performance metrics the Committee incorporates into each individual NEO’s compensation structure.

Base Compensation

A fundamental component of overall NEO compensation is base salary. In setting base salary for Fiscal 2017, the Committee “job sized” each NEO by, for example, considering the NEO’s position within the Company, the responsibilities of the position, and the NEO’s level of accountability, and compared that to the analysis provided by Hay Group, including the Hay Group Report. The base salary amounts for the Company’s NEOs are reflected in the Summary Compensation Table on page 39. Annual cash bonus amounts are based on a percentage of an NEO’s annual base salary.

Performance-Based and At-Risk Incentive Compensation

The Company’s Fiscal 2017 executive incentive and bonus compensation structure consisted of three primary components:

•	Executive Officer Bonus Program (an annual cash bonus for the achievement of annual performance goals);

•	Long-Term Incentive Bonus Program (a long-term cash bonus for the achievement of long-term performance goals); and

•	Stock-based awards (a long-term equity compensation program utilizing restricted stock and stock options for the achievement of long-term employment and performance goals).

For Fiscal 2017, which commenced on February 28, 2016, the Committee utilized the 2009 Incentive Plan as the vehicle to grant annual, long-term, and stock-based awards to executive officers.

Executive Officer Bonus Program

One performance-based and at-risk element of the Company’s annual compensation program is the Executive Officer Bonus Program, which is an annual cash-based bonus program. For Fiscal 2017, the Committee designated eight of the Company’s executive officers with a title of “Executive Vice President” or higher, including each of the NEOs, to participate in the Fiscal 2017 Executive Officer Bonus Program (“EOBP17”). The participation of two of those executive officers, who were not employed by the Company for the entire Fiscal 2017, was prorated or forfeited based on his or her applicable employment or resignation terms. The Committee concluded that these eight executive officers with their respective responsibilities were in the most appropriate positions to drive and influence overall Company financial performance for Fiscal 2017. A specified target bonus amount for each executive officer, expressed as a percentage of such executive officer’s base salary, was established. These target bonus percentages were specifically structured around each executive officer’s responsibility, level of accountability, expected influence on Company operations for Fiscal 2017, and the competitive challenges of such executive officer’s position within the Company and the retail industry at large. The EOBP17 was established and administered under the Company’s shareholder approved 2009 Incentive Plan. The EOBP17 consisted of two categories, each of which was made up of performance components. The components of each category, as well as the bonus percentage amounts for each NEO, are described below. The two categories, which were based on financial performance and other performance measurements and were comprised of objective, pre-established, and measurable components, consisted of:

•

Target Bonus. The first EOBP17 category, Target Bonus, was comprised of three qualified Company financial performance goals based on the performance measures permitted by the 2009 Incentive Plan, all designed to motivate and reward Company and individual executive officer performance.

•

Maximum Bonus. The second EOBP17 category, Maximum Bonus, was designed to reward superior financial performance and was comprised of a single qualified Company financial performance goal based on exceeding the enterprise adjusted operating income target of the Company.

The following table presents the target bonus amounts for each of the NEOs, expressed as a percentage of such NEO’s base salary, for each of the bonus categories under the EOBP17.

EOBP17 Bonus Category Allocation Per NEO

NEO	Target Bonus	Maximum Bonus
Samuel M. Sato	Up to 120% of base salary	Up to 120% of base salary
Melissa A. Greenwell	Up to 75% of base salary	Up to 75% of base salary
Edward W. Wilhelm	Up to 75% of base salary	Up to 75% of base salary
Imran Jooma	Up to 75% of base salary	Up to 75% of base salary
John J. Hall	Up to 75% of base salary	Up to 75% of base salary
Glenn S. Lyon	Up to 120% of base salary	Up to 120% of base salary
Bill Kirkendall	Up to 75% of base salary	Up to 75% of base salary

The following table presents the base salaries of the NEOs for Fiscal 2017, the total bonus potential (expressed as a percentage of base salary) for each NEO, and the total dollar amount of the bonus potential that could be earned by each NEO under the EOBP17.

Total EOBP17 Bonus Potential Per NEO

NEO	Base Salary	Total Bonus Potential (%)	Total Bonus Potential ($)
Samuel M. Sato	$841,667	240%	$2,020,000
Melissa A. Greenwell	$450,000	150%	$675,000
Edward W. Wilhelm	$530,000	150%	$795,000
Imran Jooma	$549,000	150%	$823,500
John J. Hall	$476,250	150%	$714,375
Glenn S. Lyon*	$825,000	240%	$1,980,000
Bill Kirkendall	$420,000	150%	$630,000
*

Any bonus earned by Mr. Lyon were prorated and allocated based on the time he served in his executive officer capacity during Fiscal 2017 and in accordance with the terms of Mr. Lyon’s Retirement Agreement with the Company. See “Retirement Agreement of Glenn S. Lyon” below.

Target Bonus

Components

The Target Bonus of the EOBP17 consisted of the following three components:

•	Enterprise Adjusted Operating Income;

•	Enterprise Adjusted Selling, General and Administrative (SG&A) Expense as a Percentage of Sales; and

•	Enterprise Aged Inventory Performance.

Each executive officer’s potential percentage of base salary that could be earned based on achieving Target Bonus components was weighted and allocated by the Committee among those three components based on numerous factors, including the influence the executive officer has on achieving the goal and the importance of the goal to achieving long-term success and driving shareholder value. Each of the Target Bonus components was measured within a percentage range with levels of achievement. For each of the three components, the percentage of base salary allocated to that component was multiplied by the percentage level of achievement for that component, and the resulting percentages were added together to determine the total percentage of base salary earned for all Target Bonus components. An additional provision was then added to the EOBP17 stating the total bonus payout will be reduced by 10% if the Company decides to discontinue the operations of or exit the JackRabbit business at any time during Fiscal 2017.

Enterprise Adjusted Operating Income Component. The Fiscal 2017 Enterprise Adjusted Operating Income goal was based on an operating income performance measure over the prior year. The range for Fiscal 2017 was less than a 25.8% increase for 0% achievement and an increase of 29.8% or above for 100% achievement.

Enterprise Adjusted Selling, General and Administrative (SG&A) Expense as a Percentage of Sales Component. The Fiscal 2017 Enterprise Adjusted Selling, General and Administrative (SG&A) Expense as a Percentage of Sales goal was based on achieving expense reduction as a percentage of sales. The range for Fiscal 2017 was more than 38.05% to the sales goal for 0% achievement and 37.65% or lower to the sales goal for 100% achievement.

Enterprise Aged Inventory Performance Component. The Fiscal 2017 Enterprise Aged Inventory Performance goal was based on achieving minimal aged inventory (at cost) greater than 361 days. The range for Fiscal 2017 was greater than 0.97% for 0% achievement and 0.70% or lower for 100% achievement.

The following table presents the base salaries of the NEOs for Fiscal 2017, the total bonus potential (expressed as a percentage of base salary) for each NEO under the Target Bonus, and the total dollar amount of the bonus potential that could be earned by each NEO under the Target Bonus.

Total Target Bonus Potential Per NEO

NEO	Base Salary	Total Bonus Potential (%)	Total Bonus Potential ($)
Samuel M. Sato	$841,667	120%	$1,010,000
Melissa A. Greenwell	$450,000	75%	$337,500
Edward W. Wilhelm	$530,000	75%	$397,500
Imran Jooma	$549,000	75%	$411,750
John J. Hall	$476,250	75%	$357,188
Glenn S. Lyon*	$825,000	120%	$990,000
Bill Kirkendall	$420,000	75%	$315,000
*

Any bonus earned by Mr. Lyon were prorated and allocated based on the time he served in his executive officer capacity during Fiscal 2017 and in accordance with the terms of Mr. Lyon’s Retirement Agreement with the Company. See “Retirement Agreement of Glenn S. Lyon” below.

Allocation of Target Bonus Components

The weighting of the components that comprised the Target Bonus varied for each NEO based on a number of factors, including the influence the individual NEO had on the component and the focus the Committee desired the NEO to have on the component. For Fiscal 2017, the percentage allocation of the components that comprised the Target Bonus for each NEO, which equates to the percentage payout under the category if the component was achieved above the target metric, was as follows:

Samuel M. Sato, Chief Executive Officer
• Enterprise Adjusted Operating Income	90%
• Enterprise Adjusted SG&A Expense as a Percentage of Sales	5%
• Enterprise Aged Inventory Performance	5%
Total of Components = 100%

Melissa A. Greenwell, Executive Vice President, Chief Operating Officer
• Enterprise Adjusted Operating Income	80%
• Enterprise Adjusted SG&A Expense as a Percentage of Sales	10%
• Enterprise Aged Inventory Performance	10%
Total of Components = 100%

Edward W. Wilhelm, Executive Vice President, Chief Financial Officer
• Enterprise Adjusted Operating Income	80%
• Enterprise Adjusted SG&A Expense as a Percentage of Sales	10%
• Enterprise Aged Inventory Performance	10%
Total of Components = 100%

Imran Jooma, Executive Vice President, Divisional President, Omnichannel Strategy
• Enterprise Adjusted Operating Income	80%
• Enterprise Adjusted SG&A Expense as a Percentage of Sales	10%
• Enterprise Aged Inventory Performance	10%
Total of Components = 100%

John J. Hall, Executive Vice President, Divisional President, Chief Merchandising Officer
• Enterprise Adjusted Operating Income	80%
• Enterprise Adjusted SG&A Expense as a Percentage of Sales	10%
• Enterprise Aged Inventory Performance	10%
Total of Components = 100%

Glenn S. Lyon, Former Executive Chairman (non-executive Chairman of the Board as of the end of Fiscal 2017)
• Enterprise Adjusted Operating Income	80%
• Enterprise Adjusted SG&A Expense as a Percentage of Sales	10%
• Enterprise Aged Inventory Performance	10%
Total of Components = 100%

Bill Kirkendall, Former Executive Vice President, President of JackRabbit
• Enterprise Adjusted Operating Income	80%
• Enterprise Adjusted SG&A Expense as a Percentage of Sales	10%
• Enterprise Aged Inventory Performance	10%
Total of Components = 100%

Achievement of Target Bonus Components

The following table indicates the percentage of each Target Bonus component achieved by each NEO for Fiscal 2017.

NEO	Enterprise Adjusted Operating Income	Enterprise Adjusted SG&A Expense	Enterprise Aged Inventory Perf.	JackRabbit Divestiture Reduction†	Total Earned (out of 100%)
Samuel M. Sato	0%	100%	100%	(10%)	9%
Melissa A. Greenwell	0%	100%	100%	(10%)	18%
Edward W. Wilhelm	0%	100%	100%	(10%)	18%
Imran Jooma	0%	100%	100%	(10%)	18%
John J. Hall	0%	100%	100%	(10%)	18%
Glenn S. Lyon*	0%	100%	100%	(10%)	18%
Bill Kirkendall	0%	100%	100%	(10%)	18%
†

An additional provision was added to the EOBP17 stating the total bonus payout will be reduced by 10% if the Company decides to discontinue the operations of or exit the JackRabbit business at any time during Fiscal 2017.

*

Any bonus earned by Mr. Lyon were prorated and allocated based on the time he served in his executive officer capacity during Fiscal 2017 and in accordance with the terms of Mr. Lyon’s Retirement Agreement with the Company. See “Retirement Agreement of Glenn S. Lyon” below.

The following table indicates the bonus earned by each NEO under the Target Bonus.

NEO	Base Salary	Total Bonus Potential (% of Base Salary)	Target Bonus Payout (% of Base Salary)	Total Bonus Earned / Payout ($)
Samuel M. Sato	$841,667	120%	11%	$90,900
Melissa A. Greenwell	$450,000	75%	14%	$60,750
Edward W. Wilhelm	$530,000	75%	14%	$71,550
Imran Jooma	$549,000	75%	14%	$74,115
John J. Hall	$476,250	75%	14%	$64,294
Glenn S. Lyon*	$825,000	120%	22%	$178,200
Bill Kirkendall	$420,000	75%	14%	$56,700
*

Any bonus earned by Mr. Lyon were prorated and allocated based on the time he served in his executive officer capacity during Fiscal 2017 and in accordance with the terms of Mr. Lyon’s Retirement Agreement with the Company. See “Retirement Agreement of Glenn S. Lyon” below.

Maximum Bonus

Components

For Fiscal 2017, the Committee again utilized a Maximum Bonus as a component of executive officer compensation under the EOBP17. The primary objective of this category was to motivate the Company’s executive officers to exceed expectations and provide a sufficient reward if exceptional financial performance was attained. The Maximum Bonus was based on one qualified financial performance component: exceeding target performance with respect to the Company’s enterprise adjusted operating income goal. The achievement range for the Maximum Bonus was structured as a percentage range from 0% to 100%, whereby each 5% increment within such range was assigned a specific excess adjusted operating income dollar level. The actual dollar amount of the Maximum Bonus payout for each NEO was determined by multiplying (1) the NEO’s Fiscal 2017 base salary, by (2) the Maximum Bonus percentage allocation, and then by (3) the achievement level.

The following table presents the base salaries of the NEOs for Fiscal 2017, the total bonus potential (expressed as a percentage of base salary) for each NEO under the Maximum Bonus, and the total dollar amount of the bonus potential that could be earned by each NEO under the Maximum Bonus.

Total Maximum Bonus Potential Per NEO

NEO	Base Salary	Total Maximum Bonus Potential (%)	Total Maximum Bonus Potential ($)
Samuel M. Sato	$841,667	120%	$1,010,000
Melissa A. Greenwell	$450,000	75%	$337,500
Edward W. Wilhelm	$530,000	75%	$397,500
Imran Jooma	$549,000	75%	$411,750
John J. Hall	$476,250	75%	$357,188
Glenn S. Lyon*	$825,000	120%	$990,000
Bill Kirkendall	$420,000	75%	$315,000
*

Any bonus earned by Mr. Lyon were prorated and allocated based on the time he served in his executive officer capacity during Fiscal 2017 and in accordance with the terms of Mr. Lyon’s Retirement Agreement with the Company. See “Retirement Agreement of Glenn S. Lyon” below.

Achievement of Maximum Bonus

For Fiscal 2017, the Company’s enterprise adjusted operating income was below the 0% Maximum Bonus payout level, resulting in no payouts to the NEOs under the Maximum Bonus, as presented in the following table.

NEO	Base Salary	Total Bonus Potential (% of Base Salary)	Maximum Bonus Payout (%)	Maximum Bonus Earned / Payout ($)
Samuel M. Sato	$841,667	120%	0%	$0
Melissa A. Greenwell	$450,000	75%	0%	$0
Edward W. Wilhelm	$530,000	75%	0%	$0
Imran Jooma	$549,000	75%	0%	$0
John J. Hall	$476,250	75%	0%	$0
Glenn S. Lyon	$825,000	120%	0%	$0
Bill Kirkendall	$420,000	75%	0%	$0

Achievement under EOBP17

The following table indicates the bonus potential that could be achieved by each NEO for each EOBP17 category, the actual bonus achieved for each category, the bonus potential that could be achieved for the overall EOBP16, and the actual total bonus achieved by each NEO for the overall EOBP17.

NEO	Target Bonus Potential	Target Bonus Achieved	Maximum Bonus Potential	Maximum Bonus Achieved	Total Bonus Potential	Total Bonus Achieved / Payout
Samuel M. Sato	$1,010,000	$90,900	$1,010,000	$0	$2,020,000	$90,900
Melissa A. Greenwell	$337,500	$60,750	$337,500	$0	$675,000	$60,750
Edward W. Wilhelm	$397,500	$71,550	$397,500	$0	$795,000	$71,550
Imran Jooma	$411,750	$74,115	$411,750	$0	$823,500	$74,115
John J. Hall	$357,188	$64,294	$357,188	$0	$714,375	$64,294
Glenn S. Lyon*	$990,000	$178,200	$990,000	$0	$1,980,000	$178,200
Bill Kirkendall	$315,000	$56,700	$315,000	$0	$630,000	$56,700
*

Any bonus earned by Mr. Lyon were prorated and allocated based on the time he served in his executive officer capacity during Fiscal 2017 and in accordance with the terms of Mr. Lyon’s Retirement Agreement with the Company. See “Retirement Agreement of Glenn S. Lyon” below.

Certification and Payout of EOBP17

All EOBP17 compensation was paid after the end of Fiscal 2017 once the Committee evaluated the Company’s performance relative to the performance goals established at the beginning of Fiscal 2017 and certified all bonus program payouts. At the request of the Committee, the Company’s Internal Audit Department reviewed and verified the EOBP17, bonus calculations, and payouts, and concluded that all bonus calculations and payouts were accurate and consistent with the EOBP17. As part of their duties under their respective committee Charters, the Audit Committee then reviewed and confirmed the achievement of the NEO’s EOBP17 incentive compensation performance metrics and bonus calculations and advised the Committee of the same, and subsequently the Committee reviewed (including Company performance goals and objectives and other appropriate and relevant factors) and approved the NEO’s compensation for Fiscal 2017. All EOBP17 award amounts are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 39. To remain eligible for the bonus awards under the EOBP17, generally, and subject to the terms of the employment agreements of the NEOs described herein and Mr. Lyon’s Retirement Agreement and Mr. Kirkendall’s General Release and Covenant Not to Sue, the executive officer must remain employed during the entire term of the award in an eligible position with the Company.

Comparison to EOBP16 Achievement and Total Payouts

Achievement of the NEOs under the EOBP17 were similar to the achievement of the NEOs last year under the Company’s Fiscal 2016 Executive Officer Bonus Program (“EOBP16”). This was based on the level of Company performance in Fiscal 2017 compared to performance in Fiscal 2016 and the failure of multiple components of the EOBP17 and EOBP16 to be achieved. This demonstrates the Company’s emphasis on pay for performance and the incorporation of that philosophy into the Company’s compensation structure. The specific achievement and total payouts to the NEOs for Fiscal 2016 pursuant to the EOBP16, in comparison to the achievement and total payouts to the NEOs pursuant to the EOBP17 set forth directly above, are set forth in the following table.

EOBP16 Achievement and Total Payouts
NEO	Target Bonus Potential	Target Bonus Achieved	Super Bonus Potential	Super Bonus Achieved	Total Bonus Potential	Total Bonus Achieved / Payout
Samuel M. Sato	$635,000	$57,150	$635,000	$0	$1,270,000	$57,150
Melissa A. Greenwell*	—	—	—	—	—	—
Edward W. Wilhelm	$397,500	$35,775	$397,500	$0	$795,000	$35,775
Imran Jooma	$411,750	$53,528	$411,750	$0	$823,500	$53,528
John J. Hall*	—	—	—	—	—	—
Glenn S. Lyon	$1,188,000	$106,920	$1,188,000	$0	$2,376,000	$106,920
*	Ms. Greenwell and Mr. Hall were not NEOs prior to Fiscal 2017.

Comparison to EOBP15 Achievement and Total Payouts

Achievement of the NEOs under the EOBP17 did not measure up to the achievement of the NEOs in Fiscal 2015 under the Company’s Fiscal 2015 Executive Officer Bonus Program (“EOBP15”). This was based on the level of Company performance in Fiscal 2017 compared to performance in Fiscal 2015 and the failure of multiple components of the EOBP17 to be achieved. This contrast is demonstrable and clearly displays the Company’s emphasis on pay for performance and the incorporation of that philosophy into the Company’s compensation structure. The specific achievement and total payouts to the NEOs for Fiscal 2015 pursuant to the EOBP15, in comparison to the achievement and total payouts to the NEOs pursuant to the EOBP17 set forth above, are set forth in the following table.

EOBP15 Achievement and Total Payouts
NEO	Target Bonus Potential	Target Bonus Achieved	Super Bonus Potential	Super Bonus Achieved	Total Bonus Potential	Total Bonus Achieved / Payout
Samuel M. Sato	$539,750	$97,155	$793,750	$0	$1,333,500	$97,155
Melissa A. Greenwell*	—	—	—	—	—	—
Edward W. Wilhelm	$344,500	$74,068	$530,000	$0	$874,500	$74,068
Imran Jooma	$118,950	$118,950	$183,000	$0	$301,950	$118,950
John J. Hall*	—	—	—	—	—	—
Glenn S. Lyon	$1,039,500	$223,493	$1,485,000	$0	$2,524,500	$223,493
*	Ms. Greenwell and Mr. Hall were not NEOs in Fiscal 2016.

Long-Term Incentive Bonus Program

Components and Award

The Committee continued its Long-Term Incentive Bonus Program for Fiscal 2017, which is a three year plan with the first two years (Fiscal 2017 and Fiscal 2018) comprising the performance period based on enterprise adjusted operating income and the third year (Fiscal 2019) a vesting year where there are no performance goals, however continued employment is required (“LTIB17”). The purpose of the LTIB17, a performance-based, at-risk element of the Company’s compensation program, is to focus executive management on long-term Company performance and strategic financial goals.

Under the LTIB17, each of the NEOs is eligible to earn the target bonus amount specified below if the Company achieves the target enterprise revenue of at least $4,015,000,000, cumulatively, over the performance cycle. The first two years of the performance cycle, Fiscal 2017 and Fiscal 2018, are performance years which rely on key Company performance goals and continued employment, and the third year, Fiscal 2019, is a vesting year and relies on continued employment. To the extent that the target is fully achieved, subject to the terms of each NEO’s employment agreement and the NEOs remaining with the Company through the end of Fiscal 2019, then the target bonus will be paid to each NEO at the end of Fiscal 2019.

To the extent that enterprise revenue for the performance cycle is less than the target stated above but is within 95% of such target, or $3,814,000,000, then each of the NEOs is eligible to earn 50% of the target bonus amount specified below. To the extent that enterprise revenue for the performance cycle exceeds the stated target by 105%, or $4,216,000,000, then each of the NEOs is eligible to earn 200% of the target bonus amount specified below. The bonuses earned by the NEOs will be interpolated accordingly if the enterprise revenue for the performance cycle is within 95% of the target stated above but does not exceed 105% of the target. To the extent that any bonus is earned under the LTIB17 and the NEOs remain with the Company through the end of Fiscal 2019, then such bonus shall be paid to each NEO at the end of Fiscal 2019.

For Mr. Sato, the LTIB17 target bonus was set at $250,000, and for each of Ms. Greenwell, Mr. Wilhelm, Mr. Jooma, and Mr. Hall at $150,000. Pursuant to the terms of his Retirement Agreement with the Company, Mr. Lyon is not eligible for a bonus under the LTIB17. Similarly, pursuant to the terms of his General Release and Covenant Not to Sue with the Company, Mr. Kirkendall is not eligible for a bonus under the LTIB17. Potential award amounts under the LTIB17 for each NEO are also reflected in the Fiscal Year 2017 Grants of Plan-Based Awards Table on page 42.

As disclosed in prior years’ proxy statements, the Committee established long-term incentive bonus plans for Fiscal 2015, Fiscal 2016, and Fiscal 2017 (“LTIB15”) and Fiscal 2016, Fiscal 2017, and Fiscal 2018 (“LTIB16”), based on a two-year performance cycle and a third vesting year with a specified cash bonus amount payable to each plan participant upon the Company’s achievement of certain financial performance goals over the applicable two-year cycle (both based on achieving a cumulative adjusted operating income goal).

Potential awards under the LTIB15 and LTIB16 were described in the proxy statements filed with the SEC for the Company’s 2015 Annual Meeting of Shareholders and 2016 Annual Meeting of Shareholders, respectively.

Achievement of LTIB15 and LTIB16

With respect to the LTIB15, no incentive bonuses were paid to the NEOs under the plan at the end of Fiscal 2017 because the adjusted operating income of at least 90% of the goal was not achieved over the two-year performance period of Fiscal 2015 and 2016. Similarly, for the LITIB16, no incentive bonuses will be paid to the NEOs under that plan at the end of Fiscal 2018 because the adjusted operating income of at least 90% of the goal was not achieved over the two-year performance period of Fiscal 2016 and 2017.

Stock-Based Awards

The final performance-based and at-risk element of the Company’s compensation program is stock-based awards. The Committee believes that an appropriately balanced, performance-based executive compensation structure must include a sufficient opportunity based on the value of Company equity. In this context, the Committee is of the opinion that Company equity provides an appropriately balanced performance-based and/or at-risk component, giving the executive officer a direct financial stake in the Company, and aligning the executive officer’s efforts with increasing overall Company value to the benefit of all shareholders of the Company. Before establishing the equity component of Fiscal 2017 executive officer compensation, the Committee considered data provided by Hay Group and Meridian, including the Hay Group Report, and recommendations from Company management. The Committee also considered the executive officer’s prior performance, the importance of retaining the executive officer’s services, and the potential for the executive officer’s performance in helping the Company achieve long-term performance objectives. Annual equity awards are determined at the beginning of the fiscal year, although off-cycle equity awards may be granted at other times during the year in the event of a new hire, promotion, or other special circumstances.

Components

For Fiscal 2017, the Committee implemented certain recommendations provided by Hay Group and Meridian, and utilized a formula developed by the Committee in consultation with Hay Group and Meridian by which it could continue to provide a balanced equity component for the Company’s executive officers. Fiscal 2017 equity allocation for the executive officers was based primarily on the following two factors:

•

The total equity component of an eligible executive officer’s Fiscal 2017 annual compensation would be equal to a multiple of base salary, which varied by position based on a number of factors, including job sizing.

•

For each of the executive officers, the equity component for Fiscal 2017 was divided as follows: 30% constituted the dollar value of performance-based restricted stock, 20% constituted the dollar value of time-based restricted stock, and 50% constituted the dollar value of non-qualified stock option grants.

For the Fiscal 2017 grants, the Committee awarded restricted stock and stock options pursuant to the terms of the 2009 Incentive Plan. As of the beginning of Fiscal 2017, the total number of Company shares that were authorized for issuance under the 2009 Incentive Plan was 6,500,000, with 5,718,876 outstanding shares issued in prior years, and, based on forfeited and unissued shares, 2,024,454 remained available for issuance. When the Committee calculated the number of shares it intended to grant to executive officers in the form of restricted stock and stock options at the beginning of Fiscal 2017, it concluded that the remaining number of shares available for grant under the 2009 Incentive Plan was sufficient to meet its compensation objectives for Fiscal 2017, but for grants expected to be made in Fiscal 2018 and beyond additional authorized shares were necessary. As a result, the Board subsequently approved an amendment to the 2009 Incentive Plan, which was approved by the Company’s shareholders in July 2016, to increase the total number of shares authorized for issuance under the plan to 10,500,000. The Committee’s methodology for determining the amount and allocation of Company equity as part of Fiscal 2017 executive officer compensation is more fully discussed below.

Awards

The Committee proceeded to award the performance-based restricted stock, time-based restricted stock, and non-qualified stock options for Fiscal 2017 on the date it determined the equity allocation portion for each NEO, which was March 28, 2016. It is the practice of the Committee to award and price the annual issuance of equity to the Company’s executive officers within the first three trading days of the trading window that immediately follows the Company’s annual earnings release.

On February 29, 2016, Samuel Sato, Chief Executive Officer, received a time-based restricted stock award of 65,449 shares of common stock and an award of 134,831 premium priced non-qualified stock options under the 2009 Incentive Plan. This award was made to Mr. Sato as part of his promotion to Chief Executive Officer and is included in his employment agreement. The time-based restricted stock awarded will vest in two installments, on March 1, 2018 and March 1, 2019. The non-qualified stock options awarded have a strike price of $21.085, which was a 15% premium on the average of the high and low prices of the Company’s common stock on the date of grant, or $18.335. The non-qualified stock option award also vests in two installments on March 1, 2018 and March 1, 2019. Pursuant to these provisions, if Mr. Sato suffers a termination of employment prior to March 1, 2018 or March 1, 2019, all unvested restricted shares and stock options awarded to him will be forfeited.

On February 29, 2016, Melissa Greenwell, Executive Vice President, Chief Operating Officer, received a time-based restricted stock award of 9,817 shares of common stock and an award of 60,674 non-qualified stock options under the 2009 Incentive Plan. This award was made to Ms. Greenwell as part of her promotion to Executive Vice President, Chief Operating Officer and was approved by the Compensation Committee on January 28, 2016. The time-based restricted stock awarded will vest in two installments, on March 1, 2017 and March 1, 2018. The non-qualified stock option award also vests in two installments on March 1, 2017 and March 1, 2018. Pursuant to these provisions, if Ms. Greenwell suffers a termination of employment prior to March 1, 2017 or March 1, 2018, all unvested restricted shares and stock options awarded to her will be forfeited.

On February 29, 2016, Imran Jooma, Executive Vice President, Divisional President, Omnichannel Strategy, received a time-based restricted stock award of 14,971 shares of common stock under the 2009 Incentive Plan. This award was made to Mr. Jooma as part of his hire and is included in his employment agreement. The time-based restricted stock awarded will follow a three year, cliff vest schedule and fully vest on February 28, 2019. Pursuant to these provisions, if Mr. Jooma suffers a termination of employment prior to February 28, 2019, all unvested restricted shares awarded to him will be forfeited.

On May 2, 2016, Edward Wilhelm, Executive Vice President, Chief Financial Officer, received a time-based restricted stock award of 15,244 shares of common stock under the 2009 Incentive Plan. The time-based restricted stock awarded will vest in two installments on May 1, 2017 and May 1, 2018. Pursuant to these provisions, if Mr. Wilhelm suffers a termination of employment prior to May 1, 2017 or May 1, 2018, all unvested restricted shares awarded to him will be forfeited.

On June 14, 2016, John Hall, Executive Vice President, Divisional President, Chief Merchandising Officer, received a time-based restricted stock award of 18,633 shares of common stock and an award of 156,400 non-qualified stock options under the 2009 Incentive Plan. This award was made to Mr. Hall as part of his hire and is included in his employment agreement. The time-based restricted stock awarded will vest in two installments, on May 15, 2017 and May 15, 2018. The non-qualified stock option award also vests in two installments on May 15, 2017 and May 15, 2018. Pursuant to these provisions, if Mr. Hall suffers a termination of employment prior to May 15, 2017 or May 15, 2018, all unvested restricted shares and stock options awarded to him will be forfeited.

On October 3, 2016, Glenn Lyon, Chairman of the Board, and former Executive Chairman, received a time-based restricted stock award of 3,518 shares of common stock under the 2009 Incentive Plan. This award represents a pro-rated portion of the annual Board of Directors grant and was made to Mr. Lyon as part of his transition to non-executive Chairman of the Board. The time-based restricted stock awarded will vest in one installment, on July 14, 2017.

All equity awards granted to the NEOs during Fiscal 2017 are reflected in the Summary Compensation Table on page 39 and the Fiscal Year 2017 Grants of Plan Based Awards Table on page 42.

Vesting Schedule

As with grants to the Company’s executive officers in previous years, the restricted stock (performance-based and time-based) granted in Fiscal 2017 will vest pursuant to a three-year cliff-vesting schedule, whereby 100% of the restrictions on all such restricted stock grants will lapse and the shares granted will vest on March 28, 2019 (subject to meeting the continued employment requirement described below and performance goals with respect to performance-based restricted stock). Generally, if an executive officer’s employment ends prior to vesting for any reason other than, with respect to time-based restricted stock, retirement, death, or disability, all unvested shares of restricted stock are forfeited. Dividends, if any, are paid on all shares of restricted stock at the same rate as those received by all other shareholders of the Company (however, with respect to performance-based restricted stock, dividends are paid in shares and received only to the extent the performance goals are met). Executive officers have the right to vote shares of restricted stock (performance-based and time-based).

In addition to continued employment, performance-based restricted stock vesting requires the executive to meet certain pre-established performance goals in order to receive the underlying stock on the vesting date. These performance goals are based on achieving a certain compounded annual growth rate with respect to adjusted diluted earnings per share over the performance period. With respect to the time-based restricted stock grants, the executive officer will receive the underlying stock on the applicable vesting date as long as the executive is employed by the Company at all times from the grant date until the vesting date (subject to the executive officer’s employment agreement).

As in past years, the vesting schedule for stock options granted in Fiscal 2017 is a tiered vesting schedule that spans four years with 10% of the total grant vesting after year one, 20% after year two, 30% after year three, and the remaining 40% after year four. The vesting dates for options granted remains the anniversary date of the initial grant. Generally, if an executive officer’s employment ends prior to a vesting date for any reason other than retirement, death, or disability, all unvested non-qualified stock options are forfeited. Executive officers have no right to vote or to receive dividends on shares of stock underlying options until after the exercise of such options.

Company restricted stock and option awards granted as part of Fiscal 2017 annual compensation to NEOs, including vesting schedules, are reflected in the Fiscal Year 2017 Grants of Plan-Based Awards Table on page 42.

Stock Ownership Guidelines

The Board believes that the Company’s executive officers and directors should own and hold Company common stock to further align their interests with the interests of shareholders of the Company and to further promote the Company’s commitment to sound corporate governance. Therefore, effective March 1, 2011, the Board adopted minimum stock ownership guidelines applicable to all executive officers holding the position of Executive Vice President and higher and all non-employee directors. In the event a Director also serves as an executive officer, the Director is subject to the specific executive officer stock ownership guidelines instead of the guidelines which apply specifically to directors.

For purposes of meeting the guidelines, shares of Company common stock owned directly, shares owned indirectly by a spouse, minor child, domestic partner, or a trust, shares obtained through Company retirement plans and the Company’s Employee Stock Purchase Plan, and time-based restricted stock are included as qualifying shares which count toward the satisfaction of the guidelines. The Committee is responsible for monitoring and enforcing the guidelines and has the authority to modify the guidelines in its discretion. The Committee, in its discretion, may waive the guidelines as applied to Directors if compliance would create severe hardship, require a Director to retain stock after vesting which the Director would otherwise sell to pay resulting income tax obligations, require a Director to purchase stock on the open market, or prevent a Director from complying with a court order or settlement agreement. As applied to executive officers, the Committee may waive the guidelines if compliance would create severe hardship or prevent an executive officer from complying with a court order or settlement agreement. Following are descriptions of specific provisions of the stock ownership guidelines that apply separately to executive officers and non-employee directors.

Executive Officer Guidelines

The guidelines require each executive officer to own Company common stock in an amount not less than a multiple of the executive officer’s base salary. The currently applicable multiples are: (i) for the Chief Executive Officer, three times (3x) base salary; and (ii) for each Executive Vice President level officer, one times (1x) base salary. Total stock ownership by each executive officer is calculated as of the first day of each of the Company’s fiscal years based on the base salary then applicable to the individual, and the average per share closing price of the Company’s common stock over the prior fiscal year. The Company’s goal is for each newly-appointed executive officer to achieve the minimum ownership level within five years of first becoming an executive officer. Each executive officer should, during that five year period, meet 1/4 of the stock ownership guidelines at the beginning of each of the second year, third year, fourth year, and fifth year, so that within five years the executive officer meets the full guideline. In the event an executive officer’s base salary increases, the individual will have five years from the time of the increase to meet the stock ownership guidelines with respect to the increase. As of February 26, 2017, all executive officers were in compliance with the minimum ownership level established by the guidelines.

Director Guidelines

The guidelines require each non-employee Director to own Company common stock in an amount not less than three times (3x) the Director’s annual cash retainer, which retainer is currently $60,000. Total stock ownership by each Director is calculated as of the first day of each of the Company’s fiscal years based on the annual cash retainer then applicable to the Director, and the average per share closing price of the Company’s common stock over the prior fiscal year. The Company’s goal is for each newly-elected Director to achieve the minimum ownership level within three years of first becoming a Director. Each Director should, during that three year period, meet 1/2 of the stock ownership guidelines at the beginning of each of the second year and third year, so that within three years the Director meets the full guidelines. In the event a Director’s cash retainer increases, the Director will have three years from the time of the increase to meet the stock ownership guidelines with respect to the increase. As of February 26, 2017, all Directors were in compliance with the minimum ownership level established by the guidelines.

Perquisites

It is the Company’s practice not to provide perquisites to its NEOs other than minimal perquisites to the Chief Executive Officer. The amounts paid to Mr. Sato for these perquisites are reflected in the column entitled “All Other Compensation” of the Summary Compensation Table on page 39. In addition, Mr. Sato is entitled to personal usage of the Company aircraft, up to a maximum of twenty hours per year for personal use. The amounts attributable to Mr. Sato for that perquisite are reflected in the column entitled “All Other Compensation” of the Summary Compensation Table on page 39.

Employment Agreements

The Company remains a party to Employment Agreements with Mr. Sato, Ms. Greenwell, Mr. Jooma, and Mr. Hall, and an Employment Agreement, as amended, with Mr. Wilhelm. The terms of these Employment Agreements remain generally consistent for each NEO, and obligate the Company to make certain payments to the executive officer in certain termination events (where payment formulas vary by executive officer position, except in the event of a change in control in which the formula is the same). The Company maintains the Employment Agreements as a means of remaining competitive, aligning each such executive officer with shareholder interests when considering strategic alternatives, restricting executive officers from competing in certain situations, and providing income protection in the event of involuntary loss of employment. Information regarding applicable payments to each NEO under such agreements and in certain termination events is provided in the section entitled “Potential Payments in the Event of a Termination or a Change in Control” beginning on page 49.

Retirement Agreement of Glenn S. Lyon. Glenn S. Lyon transitioned out of the position of Chief Executive Officer and assumed the position of Executive Chairman, effective February 28, 2016. In connection with this transition, on January 11, 2016 Mr. Lyon entered into a Retirement Agreement with the Company, which was reaffirmed by the Company and Mr. Lyon on September 23, 2016, (the “Retirement Agreement”). Pursuant to the Retirement Agreement, Mr. Lyon served as the Company’s Executive Chairman until September 23, 2016, at which time he retired and assumed the role of Non-Executive Chairman of the Board. In conjunction with his Retirement Agreement, Mr. Lyon’s Amended and Restated Employment Agreement, dated December 31, 2008, as amended on February 25, 2010 and February 28, 2011, was terminated effective February 28, 2016. Pursuant to the Retirement Agreement, Mr. Lyon’s base salary for Fiscal 2017 was set at $990,000, which was unchanged from his base salary for Fiscal 2016. The Company agreed to pay Mr. Lyon bonus amounts earned under the EOBP for Fiscal 2017 (with a target equal to 120% of base salary), the LTIB15, and the LTIB16, with such bonus amounts to be prorated based on time employed as Chief Executive Officer and as Executive Chairman. In addition, unvested restricted stock and option awards previously made to Mr. Lyon remain subject to the same vesting requirements as in effect pursuant to the applicable award agreements. The Retirement Agreement also provides that in Fiscal 2017, Mr. Lyon will be granted, if he is employed on the grant date and subject to the terms of an award agreement with the Company, an equity grant with a value (as determined by the Board) of 2.5 times Mr. Lyon’s base salary and prorated based on time employed and salary paid during Fiscal 2017, consisting of 50% time-based restricted stock and 50% non-qualified stock options, with such award vesting on December 31, 2016 if Mr. Lyon is employed by the Company on that date (subject to the termination provisions discussed below). This equity grant was awarded on March 28, 2016, and the Company vested this award on September 23, 2016 in connection with Mr. Lyon’s retirement as Executive Chairman.

Under the Retirement Agreement, Mr. Lyon received the following severance benefits upon his retirement: (i) $266,538, representing Mr. Lyon’s base salary through December 31, 2016; (ii) $3,877, representing the personal auto allowance paid as a lump sum through the original retirement date of December 31, 2016; (iii) $727, representing the personal club dues paid as a lump sum through the original retirement date of December 31, 2016; (iv) 253,643 shares of Mr. Lyon’s unvested time-based restricted stock and unvested stock options for 536,141 shares immediately vested; (v) $160,970 for estimated medical insurance premiums; and (vi) continuing employee benefits to which Mr. Lyon was entitled under the Company’s employee benefit plans according to their terms.

In the Retirement Agreement, Mr. Lyon agreed to a general release of claims he may have against the Company. The Company filed a copy of the Retirement Agreement as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 11, 2016.

General Release and Covenant Not to Sue of Bill Kirkendall. The Company entered into a General Release and Covenant Not to Sue dated March 1, 2017 with Bill Kirkendall, the Company’s former Executive Vice President, President of JackRabbit (the “Release Agreement”). Mr. Kirkendall departed the Company effective as of February 24, 2017. The Release Agreement replaced and superseded in part Mr. Kirkendall’s Employment Agreement with the Company dated April 25, 2014. Under the Release Agreement, Mr. Kirkendall received the following payments: (i) a lump sum cash severance payment of $713,000; and (ii) 100% of any bonuses to which he was entitled under the EOBP17 and LTIB15, as determined by the Compensation Committee under the terms of those plans, at the same time any such bonus payments were made to the Company’s other executive officers (which bonus amounts are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 39 below). The Release Agreement also provides that Mr. Kirkendall’s vested equity awards will continue to be exercisable pursuant to the terms of the applicable stock incentive plans and award agreements. In addition, pursuant to the terms of the Release Agreement, Mr. Kirkendall’s 61,578 outstanding unvested stock options and 13,303 shares of unvested restricted stock vested on February 24, 2017.

The Release Agreement contains a customary general release and waiver of claims by Mr. Kirkendall in favor of the Company. The Company filed a copy of the Release Agreement as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 3, 2017.

Qualified Deferred Compensation

The Company maintains The Finish Line, Inc. Profit Sharing and 401(k) Plan (“401(k) Plan”), which is a defined contribution plan qualified under Sections 401(a) and 401(k) of the Code. All employees of the Company age 21 and older, including each of the continuing NEOs, are eligible to participate in the 401(k) Plan upon meeting certain qualifications. Effective January 1, 2012, the Company amended the 401(k) Plan to qualify as a safe harbor plan.

The 401(k) Plan provides that participants may elect to contribute a portion of their compensation to the Plan up to a maximum annual amount of $18,000 per participant. Participants age 50 and over may elect to contribute an additional $6,000 of their compensation annually. The Company matches 100% of employee contributions to the 401(k) Plan on the first three percent of an employee’s wages and then 50% of employee contributions on the next two percent up to five percent of their wages (yielding a maximum four percent annual Company match). Employee contributions and Company matching contributions vest immediately. Matching contributions made by the Company on behalf of the NEOs are reflected in the Summary Compensation Table on page 39.

Participants are permitted to make withdrawals from the 401(k) Plan upon reaching the age of 59 1⁄2. Participants are allowed to choose from a variety of investment vehicles in which to invest their 401(k) Plan contributions and, in the absence of a choice by a participant, 401(k) Plan contributions are invested in target date retirement funds. A Roth IRA feature was implemented effective as of June 1, 2014 to allow the 401(k) Plan to permit Roth IRA rollovers and Roth IRA in-plan conversions.

Non-Qualified Deferred Compensation

The Company also maintains The Finish Line, Inc. Non-Qualified Deferred Compensation Plan (“NQDC Plan”). The purpose of the NQDC Plan is to offer executive officers and other key employees of the Company the opportunity to defer additional compensation. The Committee administers the NQDC Plan and determines which individuals are eligible to participate in it. Each NEO of the Company, except for Messrs. Kirkendall and Hall, has participated in the NQDC Plan.

Under the NQDC Plan, a participant is eligible to defer a percentage of his or her compensation (up to a maximum of 80%) on a pre-tax basis. Participants were entitled to matching Company contributions for deferrals made under the NQDC Plan prior to January 1, 2012. However, effective January 1, 2012, additional Company matching contributions on deferrals are no longer made, including during Fiscal 2017.

Governing Incentive Plan

On April 23, 2009, the Board approved The Finish Line, Inc. 2009 Incentive Plan, which became effective upon approval by the Company’s shareholders on July 23, 2009. On April 16, 2014, the Board approved the 2009

Incentive Plan (as amended and restated), which became effective upon approval by the Company’s shareholders on July 17, 2014. A further amendment to the plan was adopted by the Board on April 14, 2016 to increase the number of shares available for issuance under the plan by 4,000,000 Shares, which was approved by our shareholders on July 14, 2016, as well as amendments to the plan adopted by the Board on June 27, 2016 to explicitly mandate a minimum one year vesting period for awards granted under the 2009 Incentive Plan, and explicitly prohibit the repricing or replacement of options or stock appreciation rights below their original exercise price without shareholder approval. The Company’s previous incentive plan, the 2002 Stock Incentive Plan of The Finish Line, Inc., is no longer available for the grant of awards. The purposes of the 2009 Incentive Plan are to foster and promote the long-term financial success of the Company and to materially increase shareholder value by motivating performance through incentive compensation. The 2009 Incentive Plan is also intended to encourage participant ownership in the Company, attract and retain talent, and enable participants to participate in the long-term growth and financial success of the Company. The Committee administers the 2009 Incentive Plan, but any action that may be taken by the Committee may instead be taken by the full Board. Awards available under the 2009 Incentive Plan include incentive stock options, restricted stock, performance awards, non-qualified stock options, stock appreciation rights, deferred stock, and bonus awards.

Pursuant to the 2009 Incentive Plan, a total of 10,500,000 shares of common stock have been reserved for issuance for awards. Of the 10,500,000 shares reserved, the maximum number of shares which may be used for awards other than stock options or stock appreciation rights is 4,000,000 shares. The maximum number of shares available for issuance under the 2009 Incentive Plan, as well as the exercise or settlement prices of awards, will be adjusted to reflect certain events, such as a stock dividend, stock split, combination of shares, recapitalization, or reorganization. The 2009 Incentive Plan will remain in effect until expiration or earlier termination by the Company or when all shares available for award under the 2009 Incentive Plan have been granted. No incentive stock options may be granted after July 23, 2019. Eligibility to participate in the 2009 Incentive Plan is limited to (i) current and prospective employees of the Company and certain affiliates, (ii) consultants or advisors to the Company and certain affiliates, and (iii) current or prospective non-employee members of the Board of the Company and certain affiliates. The 2009 Incentive Plan also contains a clawback policy, which states that all awards and payments made under the 2009 Incentive Plan are subject to repayment to the Company under any clawback or recoupment policy established by the Board.

During Fiscal 2017, 479,781 shares of restricted stock and options to purchase 1,450,635 shares of common stock were granted under the 2009 Incentive Plan. As of February 25, 2017, 4,499,802 shares of common stock remained available for issuance pursuant to future awards under the 2009 Incentive Plan and as of May 12, 2017, 3,897,503 shares remained available for issuance.

Tax, Accounting, and Risk Assessment

Tax and Accounting Treatment

To the extent readily determinable, the Committee takes into consideration the accounting and tax treatment of the various aspects of the Company’s executive compensation structure. The Company’s executive compensation plans are designed so that if the Committee so chooses, certain elements of compensation could be deductible under Section 162(m) of the Code. Since some types of compensation payments and their deductibility depend upon factors outside of the Committee’s or the Company’s control and because interpretations and changes in the tax laws and other factors beyond the Committee’s control may affect the deductibility of compensation, among other reasons, the Committee will not necessarily limit executive compensation to that which is deductible under applicable provisions of the Code. The Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and only to the extent consistent with its compensation objectives and strategy.

Section 409A of the Code governs the timing of deferrals and payments under the Company’s NQDC Plan. The Committee believes that the Company has been operating the NQDC Plan in good faith compliance with Code Section 409A.

Incentive Compensation Clawback Policy

On June 27, 2016, the Committee adopted an Incentive Compensation Clawback Policy setting forth the conditions under which the Company will seek recovery of incentive compensation paid or awarded to current or former executive officers of the Company. The policy provides that where (i) the incentive compensation (or the vesting of an incentive award) paid to an executive officer of the Company was based upon the achievement of financial results, as reported with the SEC, that are subsequently restated due to material noncompliance with securities law financial reporting requirements, (ii) a lower payment would have been made (or lesser or no vesting would have occurred as to any such award) to such executive officer based upon the restated financial results, and (iii) the incentive compensation or the vesting of any award was received or occurred during the 3-year period preceding the date of the restatement, the Company will require the recovery from such executive officer the portion of the incentive compensation paid that is greater than the amount that would have been paid had the financial results been properly reported. The Company may seek direct repayment from the affected executive officer or reduce other compensation owed to such executive officer by an amount equal to the remaining repayment obligation. The Company may also seek to recover gains from the sale of vested shares or shares purchased upon the exercise of options subject to clawback. The Compensation Committee may also cancel outstanding equity awards subject to clawback.

Additionally, pursuant to the 2009 Incentive Policy, all awards and payments made or required to be made, or shares received or required to be issued, are subject to repayment to the Company under the terms of any clawback or other similar policy implemented by the Board from time to time.

Risk Assessment

The Committee has reviewed with Company management the overall design and operation of compensation arrangements for the purpose of determining whether such programs might encourage inappropriate risk-taking that would be reasonably likely to have a material adverse effect on the Company. Both the Committee and Company management thoroughly evaluated the Company’s compensation plans, programs, and policies and any related risks which would be reasonably likely to have a material adverse effect. In setting and monitoring executive compensation for the fiscal year, the Committee, during most or all of its quarterly meetings, identified potential risks to the Company as part of its review. The Committee then evaluated such risks and the possible effect on the Company and subsequently discussed such items on various occasions with the Committee’s outside executive compensation consultants, Hay Group and Meridian, and with Company management. As part of the Committee’s discussion with Company management, a review of the overall design and operation of executive compensation arrangements and analysis of any programs which might encourage inappropriate risk-taking by the Company were carried out. In addition, Company management presented to the Committee its own internal assessment of both executive and non-executive compensation, which was developed over a series of management meetings, and potential related risks, and further discussed and evaluated with the Committee the risks identified. After this evaluation process and a final analysis, the Committee concluded that the Company’s overall compensation plans and its related programs and policies, considered as a whole, did not create, and are not reasonably likely to have, any material adverse effect on the Company.

Throughout Fiscal 2017, both the Committee and Company management had controls and processes in place, outside of regularly scheduled meetings, in order to identify and track compensation related issues, including potential risks to the Company, on an ongoing basis. The Committee and Company management were effectively and readily able to recognize, discuss, and evaluate potential risks at their regular meetings, thus leading the Committee and Company management to be especially cognizant of potential compensation related risks to the Company continuously throughout the year.

Transactions With Related Persons

In accordance with the Company’s Audit Committee Charter, the Audit Committee maintains responsibility for reviewing and approving any transactions with related persons. Pursuant to the Company’s Related Persons Transaction Policies and Procedures, the Audit Committee reviews the material facts of all interested transactions and either approves or disapproves of the entry into such a transaction in advance. Interested transactions are those transactions, arrangements, or relationships in which (i) the aggregate amount involved will or may be expected to exceed a pre-established dollar threshold in any calendar year, (ii) the Company is a participant, and (iii) an executive officer, Director, or nominee for election as a Director of the Company, greater than 5% beneficial owner of the Company’s stock, or an immediate family member of any of the foregoing (each, a “related person”) has or will have a direct or indirect material interest. In determining whether to approve or disapprove an interested transaction, the Committee takes into account, among other factors, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. The Company did not enter into any material financial transactions with any related person during Fiscal 2017. If any such material interested transaction were contemplated, the terms of the transaction would be reviewed and approved by the Audit Committee prior to the Company entering into such transaction.

Compensation Committee Interlocks and Insider Participation

Members of the Compensation Committee have no interlocks or insider participation, and no member is or has been a former employee or officer of the Company.

Compensation Committee Report

The Compensation Committee of the Company’s Board has reviewed and discussed the foregoing Compensation Discussion and Analysis with Company management and the Board, and based on such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis above be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for Fiscal 2017.

This report is respectfully submitted by the members of the Compensation Committee set forth below:

Catherine A. Langham, Chair

Dolores A. Kunda

Norman H. Gurwitz

Richard P. Crystal

SUMMARY COMPENSATION TABLE FOR FISCAL 2017

Name and Principal Position	Year	Salary ($)			Bonus(1) ($)		Stock Awards(2)(3) ($)		Option Awards(4) ($)		Non- Equity Incentive Plan Compensation(5) ($)		All Other Compensation ($)			Total ($)
Samuel M. Sato	2017		$841,667	(6)		$0		$2,200,006		$1,599,999		$90,900		$81,680	(7)		$4,814,252
Chief Executive Officer	2016 2015	$ $	635,000 635,000		$ $	0 0	$ $	644,653 580,613	$ $	555,625 555,627	$ $	57,150 97,155	$ $	48,481 66,892		$ $	1,940,909 1,935,287

Edward W. Wilhelm	2017		$530,000			$0		$565,010		$264,999		$71,550		$31,558	(8)		$1,463,117
Executive Vice President,	2016		$530,000			$0		$265,003		$265,001		$35,775		$26,663			$1,122,442
Chief Financial Officer	2015		$530,000			$0		$275,003		$260,003		$74,068		$25,367			$1,164,441

John J. Hall	2017		$476,250	(9)		$200,000		$317,506		$635,000		$64,294		$284,237	(10)		$1,977,287
Executive Vice President,
Divisional President, Chief Merchandising Officer

Imran Jooma	2017		$549,000			$0		$549,002		$274,498		$74,115		$26,899	(11)		$1,473,514
Executive Vice President,	2016		$549,000			$147,792		$274,510		$274,501		$53,528		$88,126			$1,387,457
Divisional President, Omnichannel Strategy	2015		$31,673			$295,584		$274,495		$548,999		$118,950		$611			$1,270,312

Melissa A. Greenwell	2017		$450,000			$0		$404,994		$494,998		$60,750		$22,992	(12)		$1,433,734
Executive Vice President,
Chief Operating Officer

Glenn S. Lyon	2017		$571,154	(13)		$0		$1,111,243		$1,031,248		$178,200		$9,569,030	(14)		$12,460,875
Former Executive Chairman	2016 2015	$ $	990,000 990,000		$ $	0 0	$ $	1,237,520 1,237,513	$ $	1,237,499 1,237,498	$ $	106,920 223,493	$ $	140,723 128,914		$ $	3,712,662 3,817,418

Bill Kirkendall	2017		$420,000	(15)		$0		$210,012		$209,999		$56,700		$1,272,453	(16)		$2,169,164
Former Executive Vice President, President of JackRabbit	2016 2015	$ $	420,000 355,385		$ $	0 0	$ $	209,988 420,001	$ $	209,997 420,009	$ $	0 136,500	$ $	17,986 69,746		$ $	857,971 1,401,641

(1)	Amounts reflected in this column for 2017 relate to a hiring bonus paid to Mr. Hall.
(2)

Amounts in this column represent the aggregate grant date fair value of each award computed in accordance with Accounting Standards Codification (“ASC”) Topic 718, and with respect to restricted stock awards subject to performance conditions, the included amount is based upon the probable outcome of the performance conditions at target as of the grant date. If the conditions for the highest level of performance are achieved, the values of the performance-based awards for Fiscal 2017, Fiscal 2016, and Fiscal 2015, as applicable, at the grant dates would be as follows: Mr. Sato (2017 – $1,199,998; 2016 – $666,772; 2015 – $500,075); Mr. Wilhelm (2017 – $318,018; 2016 – $318,013; 2015 – $234,011); Mr. Hall (2017 – $0); Mr. Jooma (2017 – $329,402; 2016 – $329,402; 2015 – $0); Ms. Greenwell (2017 – $269,983); Mr. Lyon (2017 – $0; 2016 – $1,485,023; 2015 – $1,113,762); and Mr. Kirkendall (2017 – $252,006; 2016 – $251,976; 2015 – $188,992). Performance-based restricted stock awards granted in Fiscal 2015 did not meet the performance threshold, so no shares vested on April 1, 2017, resulting in a zero value for all executives. For the assumptions made in the valuation of these stock awards, see Notes 1 and 8 to our audited consolidated financial statements included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended February 25, 2017.

(3)

Stock granted to the NEOs as part of their Fiscal 2017 annual compensation was granted on March 28, 2016 pursuant to the shareholder approved 2009 Incentive Plan adopted by the Company’s shareholders on July 23, 2009, as amended and restated. The aggregate value of the stock granted has been calculated to be equal to the average of the high and low price of the Company’s common stock on the grant date of March 28, 2016, or $20.475 per share. For Fiscal 2017, 60% of the value of the awards in this column is attributed to performance-based restricted stock awards and 40% is attributed to time-based restricted stock awards. Additionally, in connection with their promotions, Mr. Sato and Ms. Greenwell each received one-time grants of time-based restricted stock on February 29, 2016 in the amount of 65,449 and 9,817 shares, respectively, and the aggregate values of those awards have been calculated to equal the average of the high and low price of the Company’s common stock on the grant date, which was $18.335 per share. Pursuant to his employment agreement, Mr. Jooma also received a grant of 14,971 shares of time-based restricted stock on February 29, 2016 valued based on a stock price of $18.335 per share. Mr. Wilhelm received a one-time grant of 15,244 shares of time-based restricted stock on May 2, 2016, and the aggregate value of that award has been calculated to equal the average of the high and low price of the Company’s common stock on the grant date, which was $19.68 per share. As a newly hired executive, Mr. Hall received a grant of 18,633 shares of time-based restricted stock on June 14, 2016, and the aggregate value of that award has been calculated to equal the average of the high and low price of the Company’s common stock on the grant date, which was $17.04 per share. Finally, in connection with his transition from Executive Chairman to non-executive Chairman of the Board, Mr. Lyon received a grant of 3,518 shares of time-based restricted stock on October 3, 2016, and the aggregate value of that award has been calculated to equal the average of the high and low price of the Company’s common stock on the grant date, which was $22.74 per share. See “– Stock-Based Awards – Awards” on page 31 above. For specific information related to the types of restricted stock awards made in Fiscal 2017 (i.e., performance-based restricted stock and time-based restricted stock), see “Executive Compensation – Compensation Discussion and Analysis – Stock-Based Awards.”

(4)

Amounts in this column represent the aggregate grant date fair value of each award computed in accordance with ASC Topic 718. For the assumptions made in the valuation of these option awards, see Notes 1 and 8 to our audited consolidated financial statements included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended February 25, 2017. Options are for the purchase of shares of common stock. Stock options were granted to all the continuing NEOs as part of their Fiscal 2017 annual compensation on March 28, 2016. Additionally, in connection with their promotions, Mr. Sato and Ms. Greenwell each received one-time grants of stock options of 134,831 and 60,674 shares of common stock, respectively, on February 29, 2016. Also, as a newly hired executive, Mr. Hall received a one-time grant of stock options on 156,404 shares of common stock on June 14, 2016. See “– Stock-Based Awards – Awards” on page 31 above.

(5)

Non-equity incentive plan compensation is listed for the fiscal year in which such compensation was earned. Payments of such compensation were made to the NEO in the succeeding fiscal year. For the specific amounts corresponding to each NEO’s non-equity incentive plan compensation for Fiscal 2017, see “Executive Compensation – Compensation Discussion and Analysis – Performance-Based and At-Risk Incentive Compensation,” “– Executive Officer Bonus Program,” and “– Long-Term Incentive Bonus Program” above.

(6)

Effective January 1, 2017, pursuant to the terms of his employment agreement, Mr. Sato received an increase in his base salary of $250,000, resulting in an annual base salary of $1,050,000. Amount shown represents the total amount of base salary paid to Mr. Sato during Fiscal 2017.

(7)

This amount reflects the Company’s payment for Mr. Sato’s executive long-term disability insurance premiums of $4,045, the Company’s contribution to Mr. Sato’s 401(k) Plan account in the amount of $13,408, taxable cell phone reimbursement of $56, the Company’s payment for Mr. Sato’s personal use of corporate aircraft in the amount of $17,864, and cash dividends paid on Mr. Sato’s unvested time-based restricted stock in the amount of $46,307.

(8)

This amount reflects the Company’s payment for Mr. Wilhelm’s executive long-term disability insurance premium of $3,669, the Company’s contribution to Mr. Wilhelm’s 401(k) Plan account in the amount of $10,600, taxable cell phone reimbursement of $56, and cash dividends paid on Mr. Wilhelm’s unvested time-based restricted stock in the amount of $17,233.

(9)	Amount shown represents the total amount of base salary paid to Mr. Hall during Fiscal 2017.
(10)

This amount reflects Company-provided relocation and moving expenses in the amount of $188,786, a tax gross up payment in the amount of $91,724 for Mr. Hall’s $200,000 hiring bonus, and cash dividends paid on Mr. Hall’s unvested time-based restricted stock in the amount of $3,727.

(11)

This amount reflects the Company’s payment for Mr. Jooma’s executive long-term disability insurance premiums of $3,314, the Company’s contribution to Mr. Jooma’s 401(k) Plan account in the amount of $14,190, taxable cell phone reimbursement of $56, and cash dividends paid on Mr. Jooma’s unvested time-based restricted stock in the amount of $9,339.

(12)

This amount reflects the Company’s payment for Ms. Greenwell’s executive long-term disability insurance premium of $2,423, the Company’s contribution to Ms. Greenwell’s 401(k) Plan account in the amount of $11,677, taxable cell phone reimbursement of $56, and cash dividends paid on Ms. Greenwell’s unvested time-based restricted stock in the amount of $8,836.

(13)

Effective September 23, 2016, Mr. Lyon’s transition from Executive Chairman to non-Executive Chairman of the Board was completed. Amount shown represents the total amount of base salary paid to Mr. Lyon during Fiscal 2017. See “Retirement Agreement of Glenn S. Lyon” above.

(14)

This amount reflects the Company’s payment for Mr. Lyon’s executive long-term disability insurance premiums in the amount of $3,103, the Company’s contribution to Mr. Lyon’s 401(k) Plan account in the amount of $2,985, taxable cell phone reimbursement of $32, Mr. Lyon’s country club membership dues in the amount of $1,558, a vehicle allowance in the amount of $8,308 provided to Mr. Lyon in lieu of a Company vehicle, the Company’s payment for Mr. Lyon’s personal use of corporate aircraft in the amount of $12,360, cash dividends paid on Mr. Lyon’s unvested time-based restricted stock in the amount of $73,505, and the following amounts paid to Mr. Lyon under his Retirement Agreement in connection with his transition from Executive Chairman to non-executive Chairman of the Board: (i) $266,538, representing Mr. Lyon’s base salary paid in a lump sum through his original retirement date of December 31, 2016; (ii) the accelerated vesting of Mr. Lyon’s unvested time-based restricted stock in the amount of $5,871,835; (iii) the accelerated vesting of Mr. Lyon’s unvested stock options in the amount of $3,163,232; (iv) a lump sum for 5 years of COBRA health insurance coverage in the amount of $160,970; (v) $3,877, representing Mr. Lyon’s vehicle allowance paid in a lump sum through his original retirement date; and (vi) $727, representing Mr. Lyon’s country club membership paid in a lump sum through his original retirement date. See “Retirement Agreement of Glenn S. Lyon” above.

(15)

Effective February 24, 2017, Mr. Kirkendall departed from the Company. Amount shown represents the total amount of base salary paid to Mr. Kirkendall during Fiscal 2017. See “General Release and Covenant Not to Sue of Bill Kirkendall” above.

(16)

This amount reflects the Company’s payment for Mr. Kirkendall’s executive long-term disability insurance premiums of $6,712, the Company’s contribution to Mr. Kirkendall’s 401(k) Plan account in the amount of $9,700, cash dividends paid on Mr. Kirkendall’s unvested time-based restricted stock in the amount of $6,552, and the following amounts paid to Mr. Kirkendall under his Release Agreement in connection with his departure from the Company: (i) a cash severance payment in the amount of $713,000; (ii) the accelerated vesting of Mr. Kirkendall’s unvested time-based restricted stock in the amount of $224,289; and (iii) the accelerated vesting of Mr. Kirkendall’s unvested stock options in the amount of $312,200. See “General Release and Covenant Not to Sue of Bill Kirkendall” above.

FISCAL YEAR 2017 GRANTS OF PLAN-BASED AWARDS TABLE

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards						Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares	All Other Option Awards: Number of Securities	Exercise or Base Price of	Grant Date Fair Value of Stock and
Name	Grant Date	Date of Committee Action	Threshold ($)		Target ($)		Maximum ($)		Threshold (#)(2)	Target (#)(2)		Maximum (#)(2)	of Stock or Units (#)(3)	Underlying Options (#)(4)	Option Awards ($/Sh)(5)	Option Awards ($)(6)
Samuel M. Sato	2/29/16													134,831	$21.085	$599,998
	2/29/16												65,449			$1,200,007
	3/14/16									232	(7)					$4,280
	3/28/16	3/23/16												199,601	$20.475	$1,000,001
	3/28/16	3/23/16											19,536			$400,000
	3/28/16	3/23/16							7,326	29,304		58,608				$599,999
	4/19/16	4/13/16	$125,000	(1)	$250,000	(1)	$500,000	(1)
	4/19/16	4/13/16	—		$1,010,000	(8)	$2,020,000	(9)
	6/13/16									308	(7)					$5,263
	9/12/16									236	(7)					$5,430
	12/12/16									238	(7)					$5,612
Edward W. Wilhelm	3/14/16									107	(7)					$1,974
	3/28/16	3/23/16												52,894	$20.475	$264,999
	3/28/16	3/23/16											5,177			$105,999
	3/28/16	3/23/16							1,941	7,766		15,532				$159,009
	4/19/16	4/13/16	$75,000	(1)	$150,000	(1)	$300,000	(1)
	4/19/16	4/13/16	—		$397,500	(10)	$795,000	(11)
	5/2/16												15,244			$300,002
	6/13/16									113	(7)					$1,931
	9/12/16									86	(7)					$1,978
	12/12/16									86	(7)					$2,027
John J. Hall	5/16/16	4/13/16	$70,834	(1)	$141,667	(1)	$283,334	(1)
	5/16/16	4/13/16	—		$357,188	(12)	$714,375	(13)
	6/14/16													156,404	$17.04	$635,000
	6/14/16												18,633			$317,506
Imran Jooma	2/29/16												14,971			$274,498
	3/14/16									37	(7)					$682
	3/28/16	3/23/16												54,790	$20.475	$274,493
	3/28/16	3/23/16											5,363			$109,807
	3/28/16	3/23/16							2,011	8,044		16,088				$164,701
	4/19/16	4/13/16	$75,000	(1)	$150,000	(1)	$300,000	(1)
	4/19/16	4/13/16	—		$411,750	(14)	$823,500	(15)
	6/13/16									82	(7)					$1,401
	9/12/16									63	(7)					$1,449
	12/12/16									63	(7)					$1,485
Melissa A. Greenwell	2/29/16													60,674	$18.335	$269,999
	2/29/16												9,817			$179,995
	3/14/16									46	(7)					$848
	3/28/16	3/23/16												44,910	$20.475	$224,999
	3/28/16	3/23/16											4,396			$90,008
	3/28/16	3/23/16							1,648	6,593		13,186				$134,992
	4/19/16	4/13/16	$75,000	(1)	$150,000	(1)	$300,000	(1)
	4/19/16	4/13/16	—		$337,500	(16)	$675,000	(17)
	6/13/16									76	(7)					$1,298
	9/12/16									59	(7)					$1,357
	12/12/16									60	(7)					$1,414
Glenn S. Lyon	3/14/16									528	(7)					$9,741
	3/28/16	3/23/16												205,838	$20.475	$1,031,248
	3/28/16	3/23/16											50,366			$1,031,248
	4/19/16	4/13/16	—		$990,000	(18)	$1,980,000	(19)
	6/13/16									326	(7)					$5,571
	9/12/16									250	(7)					$5,752
	10/3/16												3,518			$79,999
Bill Kirkendall	3/14/16									52	(7)					$959
	3/28/16	3/23/16												41,916	$20.475	$209,999
	3/28/16	3/23/16											4,103			$84,009
	3/28/16	3/23/16							1,538	6,154		12,308				$126,003
	4/19/16	4/13/16	$75,000	(1)	$150,000	(1)	$300,000	(1)
	4/19/16	4/13/16	—		$315,000	(20)	$630,000	(21)
	6/13/16									87	(7)					$1,486
	9/12/16									66	(7)					$1,518
	12/12/16									67	(7)					$1,579

(1)

Reflects performance-based, long-term cash opportunity for each NEO under the LTIB17. The performance feature is cumulative enterprise revenue with respect to the revenue performance measure over two fiscal years, Fiscal 2017 and Fiscal 2018, with Fiscal 2019 serving as a vesting year. The amounts, as displayed in the table above, will be paid if cumulative enterprise revenue is achieved over the performance period. The threshold amount will be paid if the Company achieves at least 95% of the target goal under the LTIB17 over the performance period. The maximum amount will be paid if the Company achieves at least 105% of the target goal under the LTIB17 over the performance period. If the stated goal is achieved, the amount reflected in this column would not be payable until after the close of Fiscal 2019.

(2)

Reflects performance-based restricted stock granted for each NEO. The performance feature is compound annual growth rate (“CAGR”) with respect to an adjusted diluted earnings per share (“EPS”) performance measure over three years (Fiscal 2017, Fiscal 2018, and Fiscal 2019 – the “Performance Period”). The number of shares, as displayed in the table above, will be provided if the CAGR performance with respect to EPS is achieved over the performance period. The threshold number of shares, equivalent to 25% of the target shares, will be provided if CAGR achievement of 50% of target with respect to EPS is achieved over the performance period. The maximum number of shares, equivalent to 200% of the target shares, will be provided if CAGR achievement of 150% of target with respect to EPS is achieved over the performance period. For a description of the vesting provisions applicable to these awards, see “Executive Compensation – Compensation Discussion and Analysis – Stock-Based Awards,” which is incorporated by reference herein.

(3)

With the exception of the one-time equity awards on February 29, 2016 for Mr. Sato, Mr. Jooma, and Ms. Greenwell, Mr. Wilhelm’s May 2, 2016 equity awards, Mr. Hall’s July 14, 2016 equity awards, and Mr. Lyon’s October 3, 2016 equity awards, the number of stock awards granted to the NEOs for Fiscal 2017 disclosed in this column was based on a formula whereby the total equity component of an eligible executive officer’s Fiscal 2017 annual compensation was calculated by using a multiple of such executive officer’s new fiscal year (Fiscal 2017) annual base salary, and this amount was then divided as follows: 30% constituted the dollar value of performance-based restricted stock, 20% constituted the dollar value of time-based restricted stock, and the remaining 50% constituted the dollar value of non-qualified stock option grants to such executive officer for Fiscal 2017. For a description of the one-time equity awards made to Mr. Sato, Mr. Jooma, Ms. Greenwell, Mr. Wilhelm, Mr. Hall, and Mr. Lyon, see “Stock-Based Awards – Awards” beginning on page 31, which is incorporated by reference herein.

(4)

The number of option awards granted to the NEOs was based on a formula as described in Footnote 3 above. The value of an eligible executive officer’s option grant for Fiscal 2017 was set and granted on March 28, 2016 under the 2009 Incentive Plan.

(5)

Unless otherwise indicated, the amount reflected in this column shows the exercise price of options granted for Fiscal 2017, which has been calculated to equal the average of the high and low sales price of the Company’s common stock as quoted on the NASDAQ Global Select Market on the grant date of March 28, 2016. The closing market price of the Company’s common stock on March 28, 2016 was $21.39, and the average of the high and low sales price quoted on that date was $20.48.

(6)

The amount reflected in this column shows the grant date fair value of restricted stock and stock options computed in accordance with ASC Topic 718. For restricted stock awards, the grant date fair value was calculated by multiplying the average of the high and low sales prices of the Company’s common stock as quoted on the NASDAQ Global Select Market on the grant date. This value, which represents the grant date fair value, assumes that 100% of the underlying shares vest. In the future, the actual value of the underlying shares could be materially different if the shares do not vest or if the stock price increases or decreases. For stock option awards, the grant date fair value was calculated by multiplying the Black-Scholes value by the number of options granted. Following are the per share Black-Scholes values for stock options granted in Fiscal 2017 to each of the NEOs on the dates indicated: February 29, 2016 – $4.45; March 28, 2016 – $5.01; and June 14, 2016 – $4.06. For performance-based restricted stock, the amount reflects the value at the grant date based upon the probable outcome of the relevant performance conditions at target. This amount is consistent with the estimate of aggregate compensation costs to be recognized over the service period determined as of the grant date under ASC Topic 718, excluding the effect of any estimated forfeitures. For dividends earned on performance-based restricted stock, the grant date fair value was calculated by multiplying the number of shares earned by the closing market price of the Company’s common stock on each quarterly dividend record date.

(7)	Dividends earned on performance-based restricted stock will vest at the same time as the underlying common stock.
(8)

Reflects the target amount payable to Mr. Sato under the Company’s EOBP17. Estimated target EOBP17 payment amounts are based on a percentage of each NEO’s base salary. For Mr. Sato, the target percentage was 120% of his base salary. Amounts actually paid under this program to Mr. Sato for Fiscal 2017 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(9)

Reflects the maximum amount payable to Mr. Sato under the Company’s EOBP17. For Mr. Sato, the maximum bonus potential under the EOBP17 was 240% of his base salary. Amounts actually paid under this program to Mr. Sato for Fiscal 2017 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(10)

Reflects the target amount payable to Mr. Wilhelm under the EOBP17. For Mr. Wilhelm, the target percentage under the EOBP17 was 75% of his base salary. Amounts actually paid under this program to Mr. Wilhelm for Fiscal 2017 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(11)

Reflects the maximum amount payable to Mr. Wilhelm under the Company’s EOBP17. For Mr. Wilhelm, the maximum bonus potential under the EOBP17 was 150% of his base salary. Amounts actually paid under this program to Mr. Wilhelm for Fiscal 2017 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(12)

Reflects the target amount payable to Mr. Hall under the EOBP17. For Mr. Hall, the target percentage under the EOBP17 was 75% of his base salary. Amounts actually paid under this program to Mr. Hall for Fiscal 2017 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(13)

Reflects the maximum amount payable to Mr. Hall under the EOBP17. For Mr. Hall, the maximum bonus potential under the EOBP17 was 150% of his base salary. Amounts actually paid under this program to Mr. Hall for Fiscal 2017 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(14)

Reflects the target amount payable to Mr. Jooma under the EOBP17. For Mr. Jooma, the target percentage under the EOBP17 was 75% of his base salary. Amounts actually paid under this program to Mr. Jooma for Fiscal 2017 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(15)

Reflects the maximum amount payable to Mr. Jooma under the EOBP17. For Mr. Jooma, the maximum bonus potential under the EOBP17 was 150% of his base salary. Amounts actually paid under this program to Mr. Jooma for Fiscal 2017 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(16)

Reflects the target amount payable to Ms. Greenwell under the EOBP17. For Ms. Greenwell, the target percentage under the EOBP17 was 75% of her base salary. Amounts actually paid under this program to Ms. Greenwell for Fiscal 2017 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(17)

Reflects the maximum amount payable to Ms. Greenwell under the EOBP17. For Ms. Greenwell, the maximum bonus potential under the EOBP17 was 150% of her base salary. Amounts actually paid under this program to Ms. Greenwell for Fiscal 2017 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(18)

Reflects the target amount payable to Mr. Lyon under the EOBP17. For Mr. Lyon, the target percentage under the EOBP17 was 120% of his base salary, and pro-rated at a rate of 10/12 (corresponding to the number of months during Fiscal 2017 that he was to serve as an executive officer under his Retirement Agreement). Amounts actually paid under this program to Mr. Lyon for Fiscal 2017 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(19)

Reflects the maximum amount payable to Mr. Lyon under the EOBP17. For Mr. Lyon, the maximum bonus potential under the EOBP17 was 240% of his base salary, and pro-rated at a rate of 10/12 (corresponding to the number of months during Fiscal 2017 that he was to serve as an executive officer under his Retirement Agreement). Amounts actually paid under this program to Mr. Lyon for Fiscal 2017 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(20)

Reflects the target amount payable to Mr. Kirkendall under the EOBP17. For Mr. Kirkendall, the target percentage under the EOBP17 was 75% of his base salary. Amounts actually paid under this program to Mr. Kirkendall for Fiscal 2017 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

(21)

Reflects the maximum amount payable to Mr. Kirkendall under the EOBP17. For Mr. Kirkendall, the maximum bonus potential under the EOBP17 was 150% of his base salary. Amounts actually paid under this program to Mr. Kirkendall for Fiscal 2017 are reflected in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation.”

We refer you to the “Executive Compensation – Compensation Discussion and Analysis” and “Potential Payments in the Event of Termination or a Change of Control” sections of this Proxy Statement, as well as the corresponding footnotes to the foregoing tables, which are incorporated by reference herein, for other material factors necessary for an understanding of the compensation detailed in the above two tables.

OUTSTANDING EQUITY AWARDS AT FISCAL 2017 YEAR-END TABLE

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)(1)		Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
	Exercisable		Unexercisable

Samuel M. Sato	16,038 10,000 31,438 24,679 — 19,541 8,457 — —		— — — 19,744 25,488 45,597 76,113 134,831 199,601	(10) (15)	$ $ $ $ $ $ $ $ $	18.895 18.895 20.870 19.400 21.530 27.255 24.440 21.085 20.475	03/28/2021 03/28/2021 04/02/2022 04/01/2023 08/20/2023 04/01/2024 03/30/2025 02/28/2026 03/28/2026	31,822 9,071 9,094 65,449 19,536	(11) (3) (5) (14) (7)	$ $ $ $ $	545,429 155,477 155,871 1,121,796 334,847	12,232 13,641 29,304 1,387	(4) (6) (8) (9)	$ $ $ $	209,656 233.807 502,271 23,773
Edward W. Wilhelm	24,350 25,750 25,369 16,645 2,149 — 9,144 4,033 —		— — — 11,098 1,434 13,951 21,337 36,302 52,894	(10)	$ $ $ $ $ $ $ $ $	13.105 18.895 20.870 19.400 22.095 21.530 27.255 24.440 20.475	03/11/2020 03/28/2021 04/02/2022 04/01/2023 07/09/2023 08/20/2023 04/01/2024 03/30/2025 03/28/2026	17,418 4,366 4,337 5,177 15,244	(11) (3) (5) (7) (18)	$ $ $ $ $	298,545 74,833 74,336 88,734 261,282	5,724 6,506 7,766 571	(4) (6) (8) (9)	$ $ $ $	98,109 111,513 133,109 9,787
John J. Hall	—		156,404	(21)		$17.040	06/14/2026	18,633	(20)		$319,370	—			—
Imran Jooma	80,029 4,178 —	(12)	— 37,603 54,790		$ $ $	23.805 24.440 20.475	02/10/2025 03/30/2025 03/28/2026	2,883 4,493 14,971 5,363	(13) (5) (19) (7)	$ $ $ $	49,415 77,010 256,603 91,922	6,739 8,044 327	(6) (8) (9)	$ $ $	115,506 137,874 5,605
Melissa A. Greenwell	4,518 8,473 6,060 2,191 196 5,451 900 2,359 — —		— — 4,040 1,462 132 12,720 2,100 21,233 60,674 44,910	(17)	$ $ $ $ $ $ $ $ $ $	21.400 20.870 19.400 21.235 21.945 27.255 27.255 24.440 18.335 20.475	04/27/2021 04/02/2022 04/01/2023 06/11/2023 08/13/2023 04/01/2024 04/01/2024 03/30/2025 02/28/2026 03/28/2026	2,642 5,000 2,537 9,817 4,396	(3) (3) (5) (16) (7)	$ $ $ $ $	45,284 85,700 43,484 168,263 75,347	3,412 3,805 6,593 365	(4) (6) (8) (9)	$ $ $ $	58,482 65,218 113,004 6,256
Glenn S. Lyon	54,973 131,668 148,068 145,076 188,356 205,838		— — — — — —		$ $ $ $ $ $	18.895 20.870 19.400 27.255 24.440 20.475	03/28/2021 04/02/2022 04/01/2023 04/01/2024 03/30/2025 03/28/2026	3,518	(22)		$60,299
Bill Kirkendall	23,438 23,438 31,963		— — —		$ $ $	29.800 29.800 24.440	05/13/2024 05/13/2024 03/30/2025

(1)

Generally, options outstanding will be exercisable at a price equal to the average of the high and low price on the date of grant and, unless otherwise indicated, vest on a tiered schedule over a four-year period, as follows: 10% after one year, 20% after two years, 30% after three years, and the remaining 40% after four years. All options expire 10 years from the date of grant.

(2)

The values represented in this column have been calculated by multiplying $17.14 (the closing price of the Company’s common stock on the last trading day of Fiscal 2017, which was February 24, 2017) by the number of shares of stock.

(3)	Shares of restricted stock granted on April 1, 2014 have a three-year cliff-vesting schedule based on continued employment and vest on April 1, 2017.

(4)

Shares of restricted stock granted on April 1, 2014 have a three-year vesting schedule based on continued employment and performance. The performance feature is CAGR with respect to the Company’s net income over the three-year performance period.

(5)	Shares of restricted stock granted on March 30, 2015 have a three-year cliff-vesting schedule based on continued employment and vest on March 30, 2018.
(6)

Shares of restricted stock granted on March 30, 2015 have a three-year vesting schedule based on continued employment and performance. The performance feature is CAGR with respect to the Company’s adjusted diluted earnings per share over the three-year performance period.

(7)	Shares of restricted stock granted on March 28, 2016 have a three-year cliff-vesting schedule based on continued employment and vest on March 28, 2019.
(8)

Shares of restricted stock granted on March 28, 2016 have a three-year vesting schedule based on continued employment and performance. The performance feature is CAGR with respect to the Company’s adjusted diluted earnings per share over the three-year performance period.

(9)	Dividends earned on performance-based restricted stock will vest at the same time as the underlying common stock.
(10)

Represents the number options granted to Mr. Sato and Mr. Wilhelm under the 2009 Incentive Plan. The grant date of the award was August 20, 2013. The shares will vest in one installment, in full, on August 31, 2017, subject to Mr. Sato’s and Mr. Wilhelm’s respective continued employment with the Company as of such date (except if Mr. Sato or Mr. Wilhelm retires, dies, or becomes permanently disabled prior to August 31, 2017, the award will fully vest).

(11)

Represents shares of time-vested restricted stock granted to Mr. Sato and Mr. Wilhelm under the 2009 Incentive Plan. The grant date of the award was August 20, 2013. The shares will vest in one installment, in full, on August 31, 2017, subject to Mr. Sato’s and Mr. Wilhelm’s respective continued employment with the Company as of such date (except if Mr. Sato or Mr. Wilhelm retires, dies or becomes permanently disabled prior to August 31, 2017, the award will fully vest).

(12)

Represents the number options granted to Mr. Jooma under the 2009 Incentive Plan. The grant date of the award was February 10, 2015. The options were part of Mr. Jooma’s employment terms and vest on a tiered schedule over a two-year period, as follows: 50% on February 9, 2016 and 50% on February 9, 2017.

(13)

Represents shares of time-vested restricted stock granted to Mr. Jooma under the 2009 Incentive Plan. The grant date of the award was February 10, 2015. The shares were part of Mr. Jooma’s employment terms and have a tiered schedule over a three-year period, as follows: 50% on February 9, 2016, 25% on March 1, 2016 and, the remaining 25% on March 1, 2017.

(14)

Represents shares of time-vested restricted stock granted to Mr. Sato under the 2009 Incentive Plan as part of his promotion to CEO. The grant date of the award was February 29, 2016. The shares have a tiered schedule over a three-year period, as follows: 50% on March 1, 2018 and 50% on March 1, 2019.

(15)

Represents the number options granted to Mr. Sato under the 2009 Incentive Plan as part of his promotion to CEO. The grant date of the award was February 29, 2016. The options have a tiered schedule over a three-year period, as follows: 50% on March 1, 2018 and 50% on March 1, 2019.

(16)

Represents shares of time-vested restricted stock granted to Ms. Greenwell under the 2009 Incentive Plan as part of her promotion to COO. The grant date of the award was February 29, 2016. The shares have a tiered schedule over a two-year period, as follows: 50% on March 1, 2017 and 50% on March 1, 2018.

(17)

Represents the number options granted to Ms. Greenwell under the 2009 Incentive Plan as part of her promotion to COO. The grant date of the award was February 29, 2016. The options have a tiered schedule over a two-year period, as follows: 50% on March 1, 2017 and 50% on March 1, 2018.

(18)

Represents shares of time-vested restricted stock granted to Mr. Wilhelm under the 2009 Incentive Plan. The grant date of the award was May 2, 2016. The shares have a tiered schedule over a two-year period, as follows: 50% on May 1, 2017 and 50% on May 1, 2018.

(19)

Represents shares of time-vested restricted stock granted to Mr. Jooma under the 2009 Incentive Plan. The grant date of the award was February 29, 2016. The shares were part of Mr. Jooma’s employment terms and has a three-year cliff-vesting schedule based on continued employment and vest on February 28, 2019.

(20)

Represents shares of time-vested restricted stock granted to Mr. Hall under the 2009 Incentive Plan. The grant date of the award was June 14, 2016. The shares were part of Mr. Hall’s employment terms and have a tiered schedule over a two-year period, as follows: 50% on May 15, 2017 and 50% on May 15, 2018.

(21)

Represents the number of options granted to Mr. Hall under the 2009 Incentive Plan. The grant date of the award was June 14, 2016. The options were part of Mr. Hall’s employment terms and have a tiered schedule over a two-year period, as follows: 50% on May 15, 2017 and 50% on May 15, 2018.

(22)

Represents shares of time-vested restricted stock granted to Mr. Lyon under the 2009 Incentive Plan. The grant date of the award was October 3, 2016. The grant was made in connection with Mr. Lyon’s transition from Executive Chairman to non-executive Chairman of the Board and will vest on July 14, 2017. This grant represents a pro-rated portion of the annual Board of Directors grant based on the time during Fiscal 2017 that he served as non-executive Chairman of the Board.

FISCAL YEAR 2017 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)
Samuel M. Sato	—	—		8,162	$168,545	(1)
Edward W. Wilhelm	—	—		5,584	$115,908	(2)
John J. Hall	—	—		—	—
Imran Jooma	—	—		2,883	$52,528	(3)
Melissa A. Greenwell	4,077	$34,920	(4)	3,892	$77,133	(5)
Glenn S. Lyon	—	—		278,128	$6,377,450	(6)
Bill Kirkendall	—	—		13,303	$224,288	(7)

(1)	Computed by multiplying the number of shares of stock by the average of the high and low prices of the Company’s common stock on the vesting date, April 1, 2016 (which was $20.65).
(2)

Computed by multiplying the number of shares of stock by the average of the high and low prices of the Company’s common stock on the vesting dates, April 1, 2016 (which was $20.65) and July 9, 2016 (which was $21.25).

(3)	Computed by multiplying the number of shares of stock by the average of the high and low prices of the Company’s common stock on the vesting date, March 1, 2016 (which was $18.22).
(4)

Computed based on the difference between the exercise price of the stock options ($21.67) and the fair market value of the Company’s common stock on the date of exercise, July 29, 2016 ($13.105), which was calculated as the average of the high and low prices of the Company’s common stock on such date.

(5)

Computed by multiplying the number of shares of stock by the average of the high and low prices of the Company’s common stock on the vesting dates, April 1, 2016 (which was $20.65), June 11, 2016 (which was $17.33), and August 13, 2016 (which was $22.19).

(6)

Computed by multiplying the number of shares of stock by the average of the high and low prices of the Company’s common stock on the vesting dates, April 1, 2016 (which was $20.65) and September 23, 2016 (which was $23.15).

(7)	Computed by multiplying the number of shares of stock by the average of the high and low prices of the Company’s common stock on the vesting date, February 24, 2017 (which was $16.86).

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information with respect to compensation plans under which equity securities of the Company are currently authorized for issuance to employees or non-employees (such as directors, consultants, advisors, vendors, customers, suppliers, or lenders), as of February 25, 2017:

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by shareholders	3,592,592	$21.35	6,373,622	(2)
Equity compensation plans not approved by shareholders	—	—	—

Total	3,592,592	$21.35	6,373,622

(1)

These shares are subject to awards made or to be made under the Company’s 2009 Incentive Plan and Employee Stock Purchase Plan, and awards previously made and which remain outstanding under the 2002 Stock Incentive Plan of The Finish Line, Inc. and the Non-Employee Director Stock Option Plan.

(2)

Includes the following shares which remain available for future issuance under the referenced plans as of February 25, 2017: 4,499,802 shares under the 2009 Incentive Plan and 1,873,820 shares under the Employee Stock Purchase Plan. Under the terms of the 2002 Stock Incentive Plan of The Finish Line, Inc., future grants are no longer permitted.

PENSION BENEFITS

None of our NEOs participated in any Company defined benefit pension plans or supplemental executive retirement plans during or as of the end of Fiscal 2017.

FISCAL YEAR 2017 NON-QUALIFIED DEFERRED COMPENSATION TABLE

Name(1)	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Samuel M. Sato	—	—	$8,582	—	$61,170
Edward W. Wilhelm	—	—	$72,824	—	$519,085
John J. Hall	—	—	—	—	—
Imran Jooma	$16,475	—	$1,737	—	$20,781
Melissa A. Greenwell	—	—	$2,081	—	$14,832
Glenn S. Lyon	—	—	$130,788	—	$921,061
Bill Kirkendall	—	—	—	—	—

(1)	Mr. Jooma is the only NEO that participated in the NQDC Plan during Fiscal 2017.
(2)	No above-market or preferential earnings are paid on deferred compensation pursuant to the Company’s NQDC Plan.
(3)

Represents the balance of the NEO’s account under the NQDC Plan as of February 25, 2017. The full amounts of the reported aggregate balances for the respective NEOs, less the amounts reported in the contributions and earnings columns above with respect to Fiscal 2017, were reflected in prior years’ Summary Compensation Tables.

We refer you to the “Executive Compensation – Compensation Discussion and Analysis – Non-Qualified Deferred Compensation” section of this Proxy Statement, which is incorporated by reference herein, for other material factors necessary for an understanding of the NQDC Plan.

POTENTIAL PAYMENTS IN THE EVENT OF TERMINATION

OR A CHANGE IN CONTROL

The Company is a party to employment agreements with the following NEOs: Samuel M. Sato, the Company’s Chief Executive Officer; Melissa A. Greenwell, the Company’s Executive Vice President, Chief Operating Officer; Edward W. Wilhelm, the Company’s Executive Vice President, Chief Financial Officer; Imran Jooma, the Company’s Executive Vice President, Divisional President, Omnichannel Strategy; and John J. Hall, the Company’s Executive Vice President, Divisional President, Chief Merchandising Officer.

Effective February 28, 2016, the Company and Glenn S. Lyon entered into a Retirement Agreement providing for Mr. Lyon’s transition and ultimate retirement from his executive officer positions with the Company. See “Executive Compensation – Employment Agreements – Retirement Agreement of Glenn S. Lyon” above. Mr. Lyon served as the Company’s Executive Chairman until September 23, 2016, at which time he retired and assumed the role of non-executive Chairman of the Board. The amounts to be paid to Mr. Lyon under the provisions of his Retirement Agreement in connection with his retirement from the Company are set forth below in “Payments to Glenn S. Lyon Upon Retirement” below.

The Company also is a party to a Release Agreement dated March 1, 2017 with Bill Kirkendall, the Company’s former Executive Vice President, President of JackRabbit, which was entered into in conjunction with his resignation from the Company. For a description of the material terms of Mr. Kirkendall’s Release Agreement, see “Executive Compensation – Employment Agreements – General Release and Covenant Not to Sue of Bill Kirkendall” above. The payments made to Mr. Kirkendall in connection with his resignation from the Company are set forth below in “Payments to Bill Kirkendall Upon Resignation” below.

Payments Under Employment Agreements

Under the above-referenced employment agreements, each of the continuing NEOs (except as otherwise indicated) will be entitled to certain payment provisions if they are terminated under any of the following circumstances:

•	Without Cause by the Company or resignation by the executive officer for Good Reason 30 days before or two years after a Change in Control;

•	Without Cause by the Company at the end of the employment term upon the Company’s non-renewal of the agreement;

•	Resignation by the executive officer (except with respect to Mr. Sato under his employment agreement) without Good Reason following a Change in Control;

•	Without Cause by the Company or resignation by the executive officer for Good Reason other than during a Change in Control;

•	For Cause by the Company or resignation by the executive officer without Good Reason; or

•	The Disability or death of the executive officer.

Generally, pursuant to these employment agreements, the terms “Cause,” “Good Reason,” “Change in Control,” and “Disability” are defined as follows:

“Cause” means:

(A)	the willful and continued failure by an executive officer to perform his material duties;

(B)	the willful or intentional engaging by an executive officer in conduct within the scope of his employment that causes material injury to the Company;

(C)	the executive officer’s conviction for, or a plea of nolo contendre to, the commission of a felony involving moral turpitude; or

(D)

a material breach of the executive officer’s covenants of non-competition, non-solicitation, and confidentiality that causes a material injury to the Company (except (i) under Mr. Sato’s employment agreement, which provides for a material breach of the agreement in general after notice and an opportunity to cure; and (ii) under Mr. Hall’s employment agreement, which provides simply for a breach of the agreement after notice and an opportunity to cure).

“Good Reason” means if, other than for Cause, any of the following has occurred:

(A)	any reduction in the executive officer’s base salary or annual bonus opportunity (except for across the board reductions for all similarly situated executive officers of the Company);

(B)	a transfer of the executive officer’s primary workplace by more than 35 miles from its location;

(C)	a material breach of the agreement by the Company; or

(D)

if such termination of employment occurs within 30 days prior to or two years following a Change in Control, then any one of the following: a substantial reduction in an executive officer’s authority, duties, or responsibilities, or the assignment of any duties or responsibilities inconsistent with an executive officer’s position with the Company.

Notwithstanding the foregoing, under Mr. Sato’s and Mr. Hall’s employment agreements, “Good Reason” means if, other than for Cause, any of the following has occurred:

(A)	any material diminution in the his base salary (except for across the board reductions for all similarly situated executives of the Company);

(B)	a material change in the geographic location of which Mr. Sato or Mr. Hall, as applicable, must perform his services under the agreement;

(C)	a material breach by the Company of the agreement; or

(D)

if a termination of employment occurs within 30 days to two years following a change in control, a material diminution in Mr. Sato’s or Mr. Hall’s authority, duties, or responsibilities, as applicable.

“Change in Control” means the consummation of one or more of the following:

(A)	the sale, exchange, lease, or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any person or group;

(B)	any person or group is or becomes the beneficial owner, directly or indirectly, of more than 35% of the total voting power of the voting stock of the Company;

(C)

a merger, consolidation, or similar reorganization of the Company with or into another entity, if the shareholders of the common stock of the Company immediately prior to such transaction do not own a majority of the voting power of the voting stock of the surviving company or its parent immediately after the transaction in substantially the same proportions as immediately prior to such transaction; or

(D)	if during any 12-month period, a majority of the then current Directors cease for any reason to constitute a majority of the Board.

“Disability” means: if the executive officer becomes (in the good faith judgment of the Board) physically or mentally incapacitated and is therefore unable for a period of three consecutive months, or for an aggregate of six months in any 12 consecutive month period, to perform the executive officer’s duties.

Termination of an Executive Officer 30 Days Before and Through Two Years After a Change In Control

If an executive officer is terminated by the Company without Cause (other than by reason of Disability or death) or resigns for Good Reason, in either case, during the period that begins 30 days prior to a Change in Control and ends two years following a Change in Control, then each such executive officer will be entitled to receive benefits equal to: (1) such employee benefits, if any, as to which the executive officer may be entitled under the Company’s employee benefit plans according to their terms, (2) a lump sum payment that is derived by adding the executive officer’s base salary with his annual target bonus and the value of any other bonus the executive officer could have earned during the year of termination, and multiplying that figure by 2.5, and (3) health insurance benefits for each executive officer and his dependents for two years.

Mr. Wilhelm’s employment agreement also provides that to the extent any of the payments under the agreement becomes subject to an excise tax imposed by Section 4999 of the Code, then Mr. Wilhelm would receive an additional gross-up payment to indemnify him for the effect of such a tax. The employment agreements of Mr. Sato, Ms. Greenwell, Mr. Jooma, and Mr. Hall all contain a modified cut-back provision – thus, no excise tax is imposed and all of these agreements do not provide for any gross up payments in any event, as previously disclosed. Beginning in 2014, all employment and similar agreements entered into by the Company do not and will not contain any tax gross-up provisions and do not and will not provide for any tax gross-up payments in any event.

The amounts shown in the charts below do not include payments and benefits that are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, including accrued salary, vacation pay, 401(k) Plan distributions, and welfare benefits provided to all employees (other than the continuation of health insurance benefits, which is set forth in the charts below). The chart below illustrates the potential payments that each continuing NEO would have been entitled to if he or she was terminated by the Company without Cause or such executive officer resigned for Good Reason with respect to a Change in Control on February 25, 2017:

NEO	Lump Sum Cash Payment (Base + Target Bonus x 2.5)(1)	Health Insurance Benefits for Two Years(2)	Tax Gross Up(3)
Samuel M. Sato	$6,400,000	$29,701	—
Melissa A. Greenwell	$2,218,750	$21,774	—
Edward W. Wilhelm	$2,693,750	$29,702	—
Imran Jooma	$2,575,485	$29,702	—
John J. Hall	$2,778,125	$29,702	—

(1)

This amount is calculated by adding the NEO’s annual base salary, plus the executive’s target annual bonus, plus the value of any other bonus the NEO could have earned during the year, and multiplying it by 2.5.

(2)	Unless otherwise indicated, the estimated value of health insurance is based on the health insurance coverage the Company carried for each NEO on February 25, 2017.
(3)

Mr. Wilhelm’s employment agreement provides that the Company will pay a gross up payment in the event that amounts paid under the agreement become subject to an excise tax imposed by Section 4999 of the Code. The amount of an applicable tax gross up payment would be such that, after deduction of any excise tax on the covered payment, the net amount retained by Mr. Wilhelm would be equal to the covered amount. Each of the employment agreements of Mr. Sato, Ms. Greenwell, Mr. Jooma, and Mr. Hall do not provide for gross up payments to them in any event.

Termination of an Executive Officer Without Cause Upon Non-Renewal of Agreement

If an executive officer is terminated by the Company without Cause at the end of his or her employment term in connection with the Company providing the executive officer with a notice of non-renewal of his agreement, then each such executive officer will be entitled to receive the following benefits: (1) such employee benefits, if any, as to which the executive officer may be entitled under the Company’s employee benefit plans according to their terms, (2) a lump sum payment equal to the executive officer’s base salary, (3) health insurance benefits for each executive officer and his or her dependents for one year, and (4) if the executive officer was eligible to receive a cash bonus for the fiscal year during which his or her employment was terminated, an amount equal to a prorated portion (based upon actual performance and the number of days during such fiscal year the executive officer was employed) of the annual bonus and any other bonus the executive officer would have received during such fiscal year had he or she remained employed through the entire fiscal year.

The following chart illustrates the potential payments that each executive officer would have been entitled to if the Company did not renew the executive officer’s agreement and the executive officer was terminated by the Company without Cause on February 25, 2017:

NEO	Lump Sum Cash Payment Equal to Base Salary(1)	Health Insurance Benefits for One Year(2)	Bonus Amount(3)
Samuel M. Sato	$1,050,000	$14,851	$90,900
Melissa A. Greenwell	$450,000	$10,887	$60,750
Edward W. Wilhelm	$530,000	$14,851	$71,550
Imran Jooma	$549,000	$14,851	$74,115
John J. Hall	$635,000	$14,851	$64,294

(1)	Unless indicated otherwise, amount represents the NEO’s annual base salary as of February 25, 2017.
(2)	Unless otherwise indicated, the estimated value of health insurance is based on the health insurance coverage the Company carried for each NEO on February 25, 2017.
(3)	Unless otherwise indicated, amount represents the value of earned bonus payments for Fiscal 2017.

Termination of an Executive Officer by Resignation Without Good Reason Following a Change In Control

If an executive officer (other than Mr. Sato and Mr. Hall under their employment agreements) resigns without Good Reason during the 30 day period that begins on the first anniversary of a Change in Control, such executive officer shall be entitled to receive such employee benefits, if any, as to which the executive officer may be entitled under the Company’s employee benefit plans according to their terms, and a lump sum payment equal to the executive officer’s base salary. Mr. Sato’s and Mr. Hall’s employment agreements do not contain a corresponding provision, therefore no reference to payments under those agreements are included in the chart below.

The following chart illustrates the potential payments that each applicable executive officer would have been entitled to if they terminated their employment by resignation without Good Reason on February 25, 2017, and such date was within the 30 day period following the first anniversary of a Change in Control:

NEO	Lump Sum Payment Equal to Base Salary(1)	Tax Gross Up(2)
Samuel M. Sato	—	—
Melissa A. Greenwell	$450,000	—
Edward W. Wilhelm	$530,000	—
Imran Jooma	$549,000	—
John J. Hall	—	—

(1)	Amount represents the NEO’s annual base salary as of February 25, 2017.
(2)

Based on current estimates, no excise tax gross up would be payable on the contemplated date to Mr. Wilhelm under his employment agreement. Mr. Sato, Ms. Greenwell, Mr. Jooma, and Mr. Hall under their employment agreements are not entitled to tax gross up payments in any event.

Termination of an Executive Officer Other Than in Connection With a Change in Control

If an executive officer is terminated by the Company without Cause (other than by reason of Disability or death) or if the executive officer resigns for Good Reason, in either case other than within the period that begins 30 days prior to a Change in Control and ends two years following a Change in Control, then each such executive officer will be entitled to receive the following benefits: (1) such employee benefits, if any, as to which the executive officer may be entitled under the Company’s employee benefit plans according to their terms; (2) a lump sum payment equal to: (a) with respect to Mr. Sato, two and one-half times (2.5x) his base salary; and (b) with respect to Ms. Greenwell, Mr. Wilhelm, Mr. Jooma, and Mr. Hall, one and one-half times (1.5x) each of his or her base salary; (3) health insurance benefits for each executive officer and his or her dependents for a period of one year; and (4) if the executive officer was eligible to receive a cash bonus for the fiscal year during which his or her employment was terminated, an amount equal to a prorated portion (based upon actual performance and the number of days during such fiscal year the executive officer was employed) of the annual bonus and any other bonus the executive officer would have received during such fiscal year had he or she remained employed through the entire fiscal year.

The following chart illustrates the potential payments to which each executive officer would have been entitled if he or she were terminated by the Company without Cause or the executive officer resigned for Good Reason other than in connection with a Change in Control on February 25, 2017:

NEO	Lump Sum Cash Payment(1)	Health Insurance Benefits(2)	Bonus Amount(3)
Samuel M. Sato	$2,625,000	$29,702	$90,900
Melissa A. Greenwell	$675,000	$10,887	$60,750
Edward W. Wilhelm	$795,000	$14,851	$71,550
Imran Jooma	$823,500	$14,851	$74,115
John J. Hall	$952,500	$14,851	$64,294

(1)	Unless indicated otherwise, amount is based on the NEO’s annual base salary as of February 25, 2017.
(2)	Unless indicated otherwise, the estimated value of health insurance is based on the health insurance coverage the Company carried for each NEO on February 25, 2017.
(3)	Unless indicated otherwise, amount represents the value of earned bonus payments for Fiscal 2017.

Termination of an Executive Officer for Cause or by Executive Officer Without Good Reason

If an executive officer is terminated by the Company for Cause, or the executive officer resigns without Good Reason, then such executive officer would be entitled to receive his or her base salary through the date of termination, any earned but unpaid portion of the executive officer’s prior fiscal year annual performance bonus, reimbursement for any unreimbursed business expenses incurred by the executive officer in accordance with Company policy prior to the executive officer’s termination date, and such employee benefits, if any, as to which the executive officer may be entitled under the Company’s employee benefit plans according to their terms.

The following chart illustrates the potential payments that each executive officer would have been entitled to if they were terminated by the Company for Cause or the executive officer resigned without Good Reason on February 25, 2017:

NEO	Base Salary(1)	Annual Performance Bonus(2)
Samuel M. Sato	—	—
Melissa A. Greenwell	—	—
Edward W. Wilhelm	—	—
Imran Jooma	—	—
John J. Hall	—	—

(1)	The executive would receive his or her base salary through the date his employment terminated.
(2)

Unless otherwise indicated, represents the unpaid portion of the executive’s annual performance bonus for Fiscal 2016, the year preceding the year employment terminated. As of February 25, 2017, all annual performance bonus amounts earned for Fiscal 2016 had already been paid to the executive officers.

Termination of an Executive Officer Upon Disability or Death

Upon the termination of an executive officer’s employment for either Disability or death, the executive officer or his or her estate (as the case may be) would be entitled to receive the following: (1) such employee benefits, if any, to which the executive officer may be entitled under the Company’s employee benefit plans according to their terms; and (2) if the executive officer was eligible to receive a cash bonus for the fiscal year during which his or her employment was terminated, an amount equal to a prorated portion (based on the number of days in such fiscal year during which the executive officer was employed) of the annual cash bonus and any other cash bonus the executive officer would have received for such fiscal year had he or she remained employed through the entire fiscal year (based on the Company’s actual performance for such fiscal year).

The following chart illustrates the potential payments that each executive officer or his or her estate (as the case may be) would have been entitled to if their employment was terminated for either Disability or death as of February 25, 2017:

NEO	Bonus Amount(1)
Samuel M. Sato	$90,900
Melissa A. Greenwell	$60,750
Edward W. Wilhelm	$71,550
Imran Jooma	$74,115
John J. Hall	$64,294

(1)	Unless otherwise indicated, amount represents the value of earned cash bonus payments for Fiscal 2017.

Payments to Glenn S. Lyon Upon Retirement

As discussed above, effective September 23, 2016, Mr. Lyon transitioned out of the position of Executive Chairman and assumed the position of non-executive Chairman of the Board. Mr. Lyon was not serving as an executive officer of the Company at February 25, 2017, the end of Fiscal 2017. Therefore, pursuant to Regulation S-K Item 402(j), Instruction 4, the following chart illustrates the actual payments made to Mr. Lyon under his Retirement Agreement:

Name	Base Salary(1)	Acceleration of Equity Awards(2)	Health Insurance Benefits(3)	Other Payments(4)
Glenn S. Lyon	$266,538	$9,035,067	$160,970	$4,604

(1)	Represents a lump sum payment to Mr. Lyon of his base salary from the date of his retirement, which was September 23, 2016, through December 31, 2016.
(2)	Represents the value of the accelerated vesting of Mr. Lyon’s 253,643 shares of time-based restricted stock and 536,141 stock options.
(3)	Represents estimated medical insurance premiums for a 5-year period and COBRA consideration.
(4)	Represents personal club dues in the amount of $727 and Mr. Lyon’s vehicle allowance in the amount of $3,877, both paid as a lump sum through the original retirement date of December 31, 2016.

Payments to Bill Kirkendall Upon Resignation

As discussed above, Bill Kirkendall resigned as Executive Vice President, President of JackRabbit effective February 24, 2017. Mr. Kirkendall was not serving as an executive officer of the Company at February 25, 2017, the end of Fiscal 2017. Therefore, pursuant to Regulation S-K Item 402(j), Instruction 4, the following chart illustrates the actual payments made to Mr. Kirkendall under his Release Agreement:

Name	Cash Severance Payment(1)	Acceleration of Equity Awards(2)
Bill Kirkendall	$713,000	$536,489

(1)	Represents a lump sum cash severance payment pursuant to Mr. Kirkendall’s Release Agreement.
(2)	Represents the value of the accelerated vesting of Mr. Kirkendall’s 13,303 shares of time-based restricted stock and 61,578 stock options.

DIRECTOR COMPENSATION

The Compensation Committee of the Board customarily reviews and sets Director compensation at its July quarterly meeting which coincides with the Company’s Annual Meeting of Shareholders or at its first meeting that follows the Company’s Annual Meeting. After the Company’s 2016 Annual Meeting, and subsequent to the Compensation Committee’s review of the Company’s director compensation program as compared to peer group companies and other benchmarking data, the Compensation Committee did not approve an increase in Director Compensation for Fiscal 2017. Accordingly, the current Director compensation structure, as set and approved by the Compensation Committee, is as follows: upon the commencement of service on the Board, a new outside Director is eligible to receive a grant of the Company’s shares valued at $30,000; thereafter, each outside Director is eligible to receive an annual grant of Company shares valued at $100,000. The annual grant to a newly appointed outside Director is subject to a minimum length of service on the Board of at least 90 days. For each outside Director, the fee component consists of an annual retainer in the amount of $60,000. Each outside Director also receives $2,000 per regularly scheduled Board meeting attended and $1,000 for attending any non-regularly scheduled Board meeting – however, fees are paid only for meetings after the first five Board meetings of the year. For those outside Directors serving on the Audit Committee, the Compensation Committee, the Governance & Nominating Committee, and/or the Strategy Committee, a fee of $1,500 is payable per each such committee meeting attended. The Chair of the Audit Committee receives an annual fee of $20,000, and the Chairs of the Compensation Committee, Governance & Nominating Committee, and the Strategy Committee each receive an annual fee of $10,000. The Lead Director receives an annual fee of $15,000.

The following table summarizes the compensation received by the Company’s Directors for Fiscal 2017. All committee assignments and board classes are as of February 25, 2017, the last day of the Company’s Fiscal 2017:

FISCAL YEAR 2017 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total $
Glenn S. Lyon(3)	$31,000	$80,000	$111,000
Chairman
Strategy Committee Class I

Stephen Goldsmith	$86,000	$100,000	$186,000
Governance & Nominating Committee, Chair
Strategy Committee Class III

William P. Carmichael	$111,000	$100,000	$211,000
Lead Director
Audit Committee, Chair Class II

Catherine A. Langham	$95,500	$100,000	$195,500
Compensation Committee, Chair
Audit Committee Class III

Dolores A. Kunda	$79,500	$100,000	$179,500
Compensation Committee
Governance & Nominating Committee Class I

Norman H. Gurwitz	$85,500	$100,000	$185,500
Audit Committee
Compensation Committee Class III

Richard P. Crystal	$91,500	$100,000	$191,500
Strategy Committee, Chair
Compensation Committee Class II

Torrence Boone	$75,500	$100,000	$175,500
Governance & Nominating Committee
Strategy Committee Class I

Samuel M. Sato(4)	—	—	—
Strategy Committee Class II

(1)

Amounts reflected in this column include the value of an outside director’s annual retainer fee, fees for Board meetings attended, and additional fees for those Directors who serve on a committee of the Board, the committee chairs, and the Lead Director.

(2)

Common stock granted to Directors as part of their annual compensation was granted on July 14, 2016. Amounts in this column represent the aggregate grant date fair value of each award computed in accordance with FASB ASC Topic 718. As of February 25, 2017, each Director had been granted the following common stock from previous awards: Mr. Goldsmith – 37,183 shares (of which 32,651 were vested and 4,532 were unvested); Mr. Carmichael – 37,774 shares (of which 33,242 were vested and 4,532 were unvested); Ms. Langham – 37,774 shares (of which 33,242 were vested and 4,532 were unvested); Ms. Kunda – 38,126 shares (of which 33,594 were vested and 4,532 were unvested); Mr. Gurwitz – 37,587 shares (of which 33,055 were vested and 4,532 were unvested); Mr. Crystal – 31,962 shares (of which 27,430 were vested and 4,532 were unvested); and Mr. Boone – 21,508 shares (of which 16,976 were vested and 4,532 were unvested).

(3)	Mr. Lyon received a pro-rated grant of common stock during Fiscal 2017 in respect of his service on the Board of Directors.
(4)

Mr. Sato receives no compensation as a Director of the Company. All compensation paid to and equity awarded to Mr. Sato is based on his status as an executive officer of the Company. See the Summary Compensation Table on page 39 and related footnote disclosures.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

The Audit Committee acts and operates under an annually reviewed Charter approved by the Board and the Committee. The Charter specifies the scope of the Audit Committee’s duties and responsibilities and how it carries those out. Company management has primary responsibility for the preparation of the Company’s financial statements and the reporting process on behalf of the Company, including the systems of internal controls. However, the Audit Committee assists in the oversight of the Company’s financial reporting process on behalf of the Board. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Annual Report on Form 10-K for the year ended February 25, 2017, including the audited financial statements therein, with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee is composed solely of independent directors (as defined in the criteria for independence set forth in SEC rules and the NASDAQ listing standards). Each member meets NASDAQ financial knowledge requirements, and the Board has determined that Mr. Carmichael qualifies as an “audit committee financial expert” as defined by SEC rules and meets NASDAQ professional experience requirements as well.

The Audit Committee discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, the matters set forth in Statement of Auditing Standards No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board, which includes, among other items, matters relating to the conduct of an audit of the Company’s financial statements.

The Audit Committee received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with the independent auditors their independence from the Company. The Committee discussed with the independent auditors any relationships that could have an impact on their independence and objectivity, and satisfied itself as to the auditors’ independence. The Committee reviewed and approved the amount of fees paid to the independent auditors for audit, audit related, and tax compliance services. The Committee concluded that the provision of services by the independent auditors is compatible with the maintenance of their independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended February 25, 2017, for filing with the SEC.

William P. Carmichael, Chair

Norman H. Gurwitz

Catherine A. Langham

Duties and Responsibilities

Under its Charter, the Audit Committee is appointed by the Board to assist in fulfilling oversight responsibilities relating to the following:

•	The integrity of the Company’s financial statements, including matters relating to internal controls.

•	The qualification and independence of the Company’s independent auditors.

•	The performance of the Company’s internal audit function and independent auditors.

•	The Company’s compliance with legal and regulatory requirements.

•	Such other policies, procedures, and activities of the Company as may be directed by the Board.

In furtherance of the oversight responsibilities of the Committee, the Committee has specific duties and authority, including but not limited to the following:

•	The sole authority and responsibility for the appointment of the independent auditors and for setting the compensation and retention terms for the independent auditors.

•	Ensuring that a report from the independent auditors describing the firm’s internal quality-control procedures is received and reviewed annually.

•

Reviewing with the independent auditors and Company management the proposed scope of the annual audit, past audit experience, the Company’s internal audit program, recently completed internal audits, and other matters bearing upon the scope of the audit.

•

Reviewing and discussing with the independent auditors reports that the independent auditors are required to provide to the Committee relating to significant financial reporting issues and judgments made in connection with preparation of the Company’s financial statements.

•	Conducting an annual evaluation of the independent auditors’ qualifications, performance, and independence.

•

Confirming with management that the Company’s Standard of Business Conduct and Ethics have been communicated to all key employees and that all key employees read, understand, and are not aware of any violations with such policy.

•	Establishing procedures for approval of all related party transaction involving the Company.

•	Annually reviewing and evaluating the Company’s director and officer (D&O) insurance coverage and policies and discussing recommendations with the Board and/or Company management.

Risk Oversight

In addition to the Committee’s duties and authority listed above, the Committee is responsible for discussing with Company management the Company’s policies and guidelines regarding risk assessment, as well as the Company’s major financial risk exposures and steps Company management has taken to monitor and control such risks. The Committee also has the responsibility of oversight of other risks in addition to financial reporting. The Committee meets with the Company’s Chief Executive Officer, Chief Financial Officer, General Counsel, and other senior management to discuss the enterprise risk management risks and metrics impacting the Committee’s oversight responsibilities. Such risks and metrics include inaccurate financial reporting; unethical conduct; litigation risk; regulatory compliance; failure of outside service providers; inaccurate data; system attacks, data breaches, and system failures; adequate infrastructure; material platform / system projects; and employee and third party fraud and crime

Relationship with Independent Public Accountants

The accounting firm of Ernst & Young LLP, which has served as the Company’s principal independent registered public accounting firm continuously since 1988, was selected by the Audit Committee to continue in that capacity for Fiscal 2017. As the Company’s independent auditors, Ernst & Young LLP is responsible for the integrated audit of the Company’s consolidated financial statements and internal control over financial reporting. The Committee’s meetings facilitate communication among the members of the Committee, Company management, internal audit, and legal counsel, and the independent auditors. The Committee meets separately with each of the Company’s internal audit and the independent auditors with and without management, to discuss the results of their examinations and their observations and recommendations regarding the Company’s internal controls

The appointment of an independent registered public accounting firm is approved annually by the Audit Committee. In making its determination, the Audit Committee reviews the audit scope, estimated audit fees for the coming year, the firm’s independence from the Company and Company management, and the firm’s qualifications, performance, control procedures, and annual PCAOB inspection report. Each professional service performed by Ernst & Young LLP during Fiscal 2017 was reviewed and the possible effect of such service on the independence of the firm was considered by the Audit Committee. Based on this evaluation, the Audit Committee has selected Ernst & Young LLP for the current fiscal year, as the Audit Committee believes that Ernst & Young LLP is independent and that it is in the best interests of the Company and its shareholders to retain Ernst & Young LLP to serve as independent auditors for Fiscal 2018.

The Committee evaluates the effectiveness of the Company’s independent auditors throughout the year. In its meetings with representatives of Ernst & Young LLP, the Audit Committee asks them to address and discuss certain matters that the Committee believes are particularly relevant to its oversight. Additionally, the Audit Committee requires the rotation of its independent auditor’s audit partners as required by SOX and the related rules of the SEC.

The Committee has received the written disclosures required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence.” The Committee discussed with the independent auditors any relationships that may have an impact on their objectivity and independence and satisfied itself as to the auditors’ independence.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires pre-approval of all audit, audit-related, tax, and other services performed by the independent auditors during the fiscal year. The Audit Committee pre-approves specifically defined services within the categories outlined below, subject to the budget for each category. Unless a specific service has previously been pre-approved for that year, the Audit Committee must approve the service before the independent auditors may perform such service. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve permitted services between Audit Committee meetings, subject to specified budgetary limitations, so long as the Chair reports any such decisions to the Audit Committee at its next scheduled meeting.

Independent Auditor Fee Information

Fees for professional services provided by the Company’s independent registered public accounting firm Ernst & Young LLP, in each of the last two fiscal years, for each of the following categories, were:

	2017	2016
Audit Fees	$660,250	$639,000
Audit-Related Fees	—	—
Tax Fees	$137,573	$187,917
All Other Fees	—	—

Total	$797,823	$826,917

Fees for audit services include fees associated with the annual financial statement and internal controls audits, the reviews of the Company’s quarterly reports on Form 10-Q, assistance with review of documents filed with the SEC, and audit consultations. Audit-related fees principally include accounting consultations. Tax fees consist primarily of tax compliance, consultation on routine tax matters, transfer pricing studies, and tax department assistance.

The Committee has reviewed and approved the amount of fees paid to the independent auditors for audit, audit related, tax, and other services. The Committee concluded that the provision of services by the independent auditors is compatible with the maintenance of their independence.

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

(Item 2 on your Proxy Card)

The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 3, 2018. The Board urges you to vote “FOR” ratification of that appointment. A representative of Ernst & Young LLP plans to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

If the shareholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee and Board will consider a change in independent auditors for the next fiscal year, although they will not be compelled to change auditors. Even if the shareholders ratify the selection of Ernst & Young LLP, the Audit Committee or Board, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time if either the Audit Committee or the Board determines that a change would be in the best interests of the Company and its shareholders.

Required Shareholder Approval

For the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending March 3, 2018 to be ratified, more votes must be cast by all holders of shares of common stock, voting together as a single class, in favor of the proposal than are cast against it. Abstentions and broker non-votes will not be included in the vote count and will have no effect on the outcome of the proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that shareholders vote “FOR” ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. Proxies solicited by the Board will be so voted unless shareholders specify otherwise on their Proxy Cards (Item 2 on your Proxy Card).

NON-BINDING ADVISORY RESOLUTION TO APPROVE

THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

(Item 3 on your Proxy Card)

In accordance with the requirements of the Dodd-Frank Act, the Company is requesting your non-binding advisory approval of the compensation of our NEOs. The compensation of our NEOs is described in the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative starting on page 21 of this Proxy Statement.

The Compensation Committee is responsible for reviewing and approving the compensation structure for the Company’s executive officers, and, in this regard, seeks to establish a competitive and balanced, performance-based compensation structure that is fair to the Company’s shareholders and creates long-term shareholder value. The Company’s compensation program also reflects competition and best practices in the marketplace. The mix of compensation components is competitive with that of other companies in our industry of similar size and operational characteristics, links compensation to individual and Company performance, and encourages stock ownership by senior management. Based on its review of the total compensation of our NEOs for Fiscal 2017, the Compensation Committee believes that the total compensation for each of the NEOs is reasonable and effectively achieves the objective of aligning compensation with performance measures directly related to our financial goals and creation of shareholder value, without encouraging our NEOs to take unnecessary or excessive risks.

The Compensation Discussion and Analysis section of this Proxy Statement and the accompanying tables and narrative starting on page 21 above provide a comprehensive review of our NEO compensation strategy, objectives, factors, program, and rationale. We urge you to read this disclosure before voting on this non-binding proposal.

For the reasons stated above, and pursuant to Section 14A of the Exchange Act, we are requesting your non-binding approval of the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.”

Your vote on this proposal will be advisory and non-binding on the Company and the Board and will not be construed as overruling a decision by the Company or the Board. Your vote will not create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for the Company or the Board. However, the Board values the opinions that our shareholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions, as it deems appropriate.

Frequency Vote

In addition to requesting the non-binding shareholder advisory approval of the Company’s executive compensation program, the Dodd-Frank Act also requires the Company to separately seek, once every six years, shareholder approval of how often the Company will seek advisory approval of the NEOs’ compensation (referred to as the frequency vote). The Dodd-Frank Act requires that the Company present every one, two, or three years, or abstain, as voting alternatives for shareholders with respect to the frequency vote. As set forth in Proposal 4 below, this year our shareholders have the right to cast an advisory frequency vote.

Required Shareholder Approval

For the non-binding advisory resolution relating to the compensation of the Company’s NEOs to be approved, more votes must be cast by all holders of shares of common stock, voting together as a single class, in favor of the proposal than are cast against it. Abstentions and broker non-votes will not be included in the vote count and will have no effect on the outcome of the proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that shareholders vote “FOR” the approval of the non-binding advisory resolution approving the compensation of the Company’s NEOs. Proxies solicited by the Board will be so voted unless shareholders specify otherwise on their Proxy Cards (Item 3 on your Proxy Card).

NON-BINDING ADVISORY VOTE ON THE

FREQUENCY OF SHAREHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION

(Item 4 on your Proxy Card)

In addition to the non-binding shareholder advisory vote on the compensation of the Company’s NEOs, the Dodd-Frank Act also requires the Company to seek, once every six years, shareholder approval of how often the Company will seek advisory approval of the NEOs’ compensation. This non-binding advisory vote is commonly referred to as a “say-on-frequency” vote. The Dodd-Frank Act requires that the Company present every one, two, or three years, or abstain, as voting alternatives for shareholders.

After careful consideration, the Board of Directors has determined that a non-binding advisory vote on NEO compensation that occurs annually is the most appropriate, and the Board recommends that shareholders vote for the approval of this interval. The Board believes that holding a vote every year is the most appropriate option because (i) it would enable our shareholders to provide us with input regarding the compensation of our NEOs on an annual basis; and (ii) it would encourage continued engagement with our shareholders to obtain their input on our corporate governance matters and our executive compensation philosophy, policies, and practices.

Shareholders are not voting to approve or disapprove the recommendation of our Board of Directors. Instead, shareholders may cast a vote on their preferred voting frequency by choosing any of the following four options with respect to this proposal: “one year,” “two years,” “three years,” or “abstain.” For the reasons discussed above, we are asking our shareholders to vote for a frequency of “one year.” The option that receives the most votes cast at the Annual Meeting will be considered by the Board of Directors in determining the preferred frequency with which we will hold a shareholder vote to approve the compensation of our NEOs.

Your vote on this proposal will be advisory and non-binding on the Company, the Board, and the Compensation Committee. However, the Board and Compensation Committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by shareholders in their vote on this proposal and will consider the option that receives the most votes in determining the frequency of future votes on the compensation of our NEOs.

Recommendation of the Board of Directors

The Board of Directors recommends that shareholders vote for a non-binding advisory vote on the compensation of our NEOs be held every “ONE YEAR.”

PROPOSALS OF SHAREHOLDERS

If a shareholder wishes to submit a proposal for consideration at the 2018 Annual Meeting of Shareholders and wants that proposal to appear in the Company’s proxy statement for that meeting, the proposal must be submitted to the Company at Finish Line Customer Central (3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235) in care of the Corporate Secretary no later than April 4, 2018.

If a shareholder wishes to submit a proposal for consideration at the 2018 Annual Meeting of Shareholders, or if a shareholder wishes to recommend a candidate for election to the Board, the Company’s Bylaws require the shareholder to provide the Company with written notice of such proposal or recommendation no less than 90 days, nor more than 120 days, in advance of the first anniversary of the 2017 Annual Meeting (in the event that the date of the 2018 Annual Meeting of Shareholders is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, the shareholder must provide the Company with written notice of such proposal or recommendation no less than 90 days, nor more than 120 days, in advance of the meeting or, if later, the seventh day following the first public announcement of the date of the 2018 Annual Meeting of Shareholders). Such notice should be sent to the Company at Finish Line Customer Central (3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235) in care of the Corporate Secretary.

Notwithstanding the foregoing, in the event that the number of Directors to be elected to the Board is increased and there is no public announcement by the Company naming all of the Director nominees or specifying the size of the increased Board at least 100 days prior to the first anniversary of the 2017 Annual Meeting (or if the 2018 Annual Meeting of Shareholders is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, at least 100 days prior to the date of the 2018 Annual Meeting), a shareholder’s notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Company at Finish Line Customer Central (3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235) in care of the Corporate Secretary no later than the close of business on the seventh day following the day on which such public announcement is made by the Company.

HOUSEHOLDING

Shareholders who share the same last name and address may receive only one copy of the E-Proxy Notice unless we receive contrary instructions from any shareholder at that address. This is referred to as “householding.” If you prefer to receive multiple copies of the E-Proxy Notice at the same address, additional copies will be provided to you promptly upon written or oral request, and if you are receiving multiple copies of the E-Proxy Notice, you may request that you receive only one copy. Please direct requests for a copy of the E-Proxy Notice The Finish Line, Inc., Attn: Corporate Secretary, Finish Line Customer Central, 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235, or by telephone at (317) 899-1022.

MISCELLANEOUS

The E-Proxy Notice contains instructions on how to access the Company’s Annual Report to Shareholders for the fiscal year ended February 25, 2017, which includes the financial statements and related notes thereto, together with the report of the independent auditors and other information with respect to the Company. You also may obtain copies of this Proxy Statement, the form of proxy relating to the Annual Meeting, and our Annual Report without charge from our website at www.finishline.com (click on the Investor Relations link), from the SEC’s website at www.sec.gov, or at www.proxyvote.com.

The Company is not aware of any other business to be presented at the Annual Meeting. If matters other than those described herein should properly arise at the meeting, the proxies will vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Christopher C. Eck
Senior Vice President – Legal & Human Resources, General Counsel and Corporate Secretary
Indianapolis, Indiana
June 2, 2017

THE FINISH LINE, INC. ATTN: CHRISTOPHER C. ECK 3308 NORTH MITTHOEFFER ROAD INDIANAPOLIS, IN 46235

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on July 12, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet or by telephone and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on July 12, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E30496-P94132 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE FINISH LINE, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	To elect three Class I directors to serve on the Company’s Board of Directors until the 2020 Annual Meeting of Shareholders.	☐	☐	☐

Nominees:

01) Glenn S. Lyon
02) Torrence Boone
03) William P. Carmichael

The Board of Directors recommends you vote FOR proposals 2 and 3, and for every “1 Year” on proposal 4.							For	Against	Abstain

2.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending March 3, 2018.						☐	☐	☐

3.	To approve a non-binding advisory resolution approving the compensation of the Company’s named executive officers.						☐	☐	☐

						1 Year	2 Years	3 Years	Abstain

4.	To approve, on a non-binding advisory basis, the frequency of the shareholder vote on the compensation of the Company’s named executive officers.					☐	☐	☐	☐

NOTE: THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE CLASS I DIRECTORS OF THE COMPANY, FOR PROPOSALS 2 AND 3 AND FOR EVERY “1 YEAR” ON PROPOSAL 4, AND ACCORDING TO THE JUDGMENT OF THE PROXIES WITH RESPECT TO ANY OTHER MATTER THAT MAY BE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

		Yes	No
Please indicate if you plan to attend this meeting.		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

E30497-P94132

THE FINISH LINE, INC.
CLASS A COMMON SHARES
Proxy for the Annual Meeting of Shareholders, July 13, 2017.

This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on

July 13, 2017, at 9:00 a.m. E.D.T. at Finish Line Customer Central located at

3308 N. Mitthoeffer Rd., Indianapolis, IN 46235

The undersigned, revoking all prior Proxies, hereby appoints Christopher C. Eck and Mark Clark, and each of them, with full power of substitution in each, the Proxies of the undersigned to represent the undersigned and vote all Class A Common Shares of the undersigned in The Finish Line, Inc. at the Annual Meeting of Shareholders to be held on July 13, 2017, and any adjournments or postponements thereof upon the matters stated on the reverse side and in the manner designated on the reverse side of this card.

Your vote is important. You are strongly encouraged to vote your proxy through the Internet or by telephone in accordance with the instructions on the reverse side. However, if you wish to vote by mail, just complete the reverse side of this card, sign and date where indicated, and return it in a postage-paid envelope. If you do not submit a proxy through the Internet or by telephone, or by returning a proxy, or attend the meeting and vote in person, shares directly owned cannot be voted.

Important Notice Regarding Availability of Proxy Materials

The Notice of Annual Meeting of Shareholders and Proxy Statement, 2017 Annual Report on Form 10-K of The Finish Line, Inc., and form of proxy for the Annual Meeting are also available, without charge, at www.finishline.com, or from the SEC’s website at www.sec.gov. You may also request a copy of these materials at www.proxyvote.com or by sending an e-mail to IR@finishline.com. Please make your request no later than June 30, 2017, to facilitate timely delivery. If you do not request materials pursuant to the foregoing procedures, you will not otherwise receive an e-mail or electronic copy of the materials. For meeting directions please call (317) 899-1022, extension 5.

Electronic distribution of proxy materials saves time, postage and printing costs, and is environmentally friendly.

Continued and to be signed on reverse side

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